AMENDED AND RESTATED

                           AGREEMENT AND PLAN OF MERGER

                                   BY AND AMONG

                             KUSHI MACROBIOTICS CORP.

                                       AND

                           AMERICAN PHOENIX GROUP, INC.

                                       AND

                            KUSHI NATURAL FOODS CORP.





                              DATED: AUGUST 12, 1996


                                 TABLE OF CONTENTS


                                                                      Page

         AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER               1

         ARTICLE I                                                       1

              THE MERGER                                                 1

                   1.1  Surviving corporation                            1
                   1.2  Articles of Incorporation                        1
                   1.3  By-Laws                                          2
                   1.4  Directors                                        2
                   1.5  Officers                                         2
                   1.6  Effective Time                                   2
                   1.7  Additional Actions                               2

         ARTICLE II                                                      3

              CONSIDERATION; CONVERSION OF SHARES                        3

                   2.1  Merger Consideration                             3
                   2.2  Conversion of Shares; Treatment of Warrants,
                        Options, and Convertible Securities              3
                   2.3  Cancellation of Certificates                     4
                   2.4  No Fractional Securities                         5
                   2.5  Closing                                          5

         ARTICLE III                                                     6

              REPRESENTATIONS AND WARRANTIES WITH RESPECT TO APHX        6

                   3.1  Corporate Existence and Power; Qualification;
                        Subsidiaries                                     6
                   3.2  Corporate and Governmental Authorization;
                        Contravention                                    6
                   3.3  Capitalization                                   7
                   3.4  Financial Statements of APHX; Changes            7
                   3.5  No Undisclosed Liabilities                       9
                   3.6  Compliance with Laws                            10
                   3.7  Tax Matters                                     10
                   3.8  Title to Properties; Absence of Liens and
                        Encumbrances, Etc                               11
                   3.9  Plant Facilities                                11
                   3.10 Condition of Plants, Equipment, Etc             11
                   3.11 Insurance                                       11
                   3.12 Agreements, Plans, Arrangements, Etc            12
                   3.13 Intellectual Properties                         14


                   3.14 Permits, License, Etc.                          14
                   3.15 Litigation                                      15
                   3.16 Accounts and Notes Receivable                   15
                   3.17 Inventories                                     15
                   3.18 No Interest in Competitors, Etc                 15
                   3.19 Customers, Suppliers                            16
                   3.20 Books and Records                               16
                   3.21 Employees, Labor Relations, Etc                 16
                   3.22 Environmental Matters                           17
                   3.23 Employee Benefit Plans, Etc                     18
                   3.24 SEC Filings                                     22
                   3.25 Information . . . . . . . . . . . . . . . . . . 22
                   3.26 Directors and Executive Officers                23

         ARTICLE IV                                                     23

              REPRESENTATIONS AND WARRANTIES WITH RESPECT TO
                   KMC                                                  23

                   4.1  Corporate Existence and Power; Qualification;
                        Subsidiaries                                    23
                   4.2  Corporate and Governmental Authorization;
                        Contravention                                   23
                   4.3  Capitalization                                  24
                   4.4  Financial Statements of KMC; Changes            24
                   4.5  No Undisclosed Liabilities                      27
                   4.6  Compliance with Laws                            27
                   4.7  Tax Matters                                     27
                   4.8  Title to Properties; Absence of Liens and
                        Encumbrances, Etc                               27
                   4.9  Plant Facilities                                28
                   4.10 Condition of Plants, Equipment, Etc             28
                   4.11 Insurance                                       28
                   4.12 Agreements, Plans, Arrangements, Etc            28
                   4.13 Intellectual Properties                         30
                   4.14 Permits, License, Etc                           31
                   4.15 Litigation                                      31
                   4.16 Accounts and Notes Receivable                   31
                   4.17 Inventories                                     32
                   4.18 No Interest in Competitors, Etc                 32
                   4.19 Customers, Suppliers                            32
                   4.20 Books and Records                               32
                   4.21 Employees, Labor Relations, Etc                 32
                   4.22 Environmental Matters                           33
                   4.23 Employee Benefit Plans, Etc                     34
                   4.24 SEC Filings                                     38
                   4.25 Information                                     38
                   4.26 Kushi Natural Foods                             39

         ARTICLE V                                                      39

              CONDUCT OF BUSINESS OF APHX
                   AND KMC PRIOR TO THE EFFECTIVE TIME                  39

                   5.1 Conduct of Business of APHX                      39
                   5.2 Conduct of Business of KMC                       41
                   5.3 KMC Spin Off                                     42

         ARTICLE VI                                                     43

              ADDITIONAL AGREEMENTS                                     43

                   6.1  Access to Properties and Records                43
                   6.2  Registration Statement                          43
                   6.3  Stockholders, Approvals                         43
                   6.4  Restricted Stock                                44
                   6.5  Reasonable Efforts; Etc                         44
                   6.6  Material Events                                 44
                   6.7  Tax Consequences                                44
                   6.8  Exclusivity                                     45
                   6.9  Certificate of Incorporation and
                        Directors of KMC                                45
                   6.10 Indemnification                                 45
                   6.11 Quarterly Financial Statements                  46

         ARTICLE VII                                                    46

              CONDITIONS TO THE OBLIGATIONS OF KMC                      46

                   7.1  Representations and Warranties True             46
                   7.2  Performance                                     46
                   7.3  Authorization of Merger                         46
                   7.4  Registration Statement; Blue Sky Laws           47
                   7.5  Restrictive Legends                             47
                   7.6  Absence of Litigation                           47
                   7.7  Opinion of Counsel                              47
                   7.8  Appraisal Rights                                48
                   7.9  Certificates of Merger                          48
                   7.10 Consents                                        48
                   7.11 No Material Change in Financial Statements      48
                   7.12 Directors and Executive Officers                48


         ARTICLE VIII                                                   48

              CONDITIONS TO THE OBLIGATIONS OF APHX                     48

                   8.1   Representations and Warranties True            48
                   8.2   Performance                                    49
                   8.3   Authorization of Merger                        49
                   8.4   Registration Statement; Blue Sky Laws          49
                   8.5   Absence of Litigation                          49
                   8.6   Opinion of Counsel                             49
                   8.7   Certificates of Merger                         50
                   8.8   Consents                                       50
                   8.9   Director Resignations                          50
                   8.10  Inclusion on NASDAQ System                     50
                   8.11  Hold Harmless and Indemnification Agreement    50

         ARTICLE IX                                                     50

              TERMINATION                                               50

                   9.1 Termination                                      50
                   9.2 Effect of Termination                            51

         ARTICLE X                                                      52

              MISCELLANEOUS PROVISIONS                                  52

                   10.1   Amendment                                     52
                   10.2   Waiver of Compliance                          52
                   10.3   Notices                                       52
                   10.4   Assignment                                    53
                   10.5   No Third Party Beneficiaries                  53
                   10.6   Expenses                                      53
                   10.7   Public Announcements                          54
                   10.8   Brokers and Finders                           54
                   10.9   Further Agreements                            54
                   10.10  Counterparts                                  54
                   10.11  Entire Agreement                              54
                   10.12  Governing Law                                 54
                   10.13  Descriptive Headings                          55
                   10.14  Specific Performance                          55


         EXHIBITS

              6.12 KMC Restated Articles of Incorporation
              7.7  Form of Opinion of APHX Counsel
              8.7  Form of Opinion of KMC Counsel



         SCHEDULES

              1.4  List of Directors of Surviving Corporation
              1.5  List of Officers of Surviving Corporation

              APHX Representations and Warranties/Covenants

              3.1  Subsidiaries
              3.2  Conflicts and Consents
              3.3  Contracts Relating to Stock
              3.4  Changes Since Balance Sheet Date
              3.5  Undisclosed Liabilities
              3.6  Compliance with Laws
              3.7  Taxes
              3.8  Title to Properties; Liens and Encumbrances
              3.9  Plant Facilities
              3.11 Insurance
              3.12 Contracts
              3.13 Intellectual Properties
              3.14 Permits
              3.15 Litigation
              3.16 Accounts and Notes Receivable
              3.18 Related Party Transactions, Etc.
              3.21 Labor Matters
              3.22 Environmental Matters
              3.23 Employee Benefit Plans
              3.24 SEC Filings
              3.26 Directors and Executive Officers
              5.1  Capital Expenditures

              KMC Representations and Warranties/Covenants

              4.1  Subsidiaries
              4.2  Conflicts and Consents
              4.4  Changes Since Balance Sheet Date
              4.5  Undisclosed Liabilities
              4.6  Compliance with Laws
              4.7  Taxes
              4.8  Title to Properties; Liens and Encumbrances
              4.9  Plant Facilities
              4.11 Insurance
              4.12 Contracts
              4.13 Intellectual Properties
              4.14 Permits
              4.15 Litigation
              4.16 Accounts and Notes Receivable
              4.18 Related Party Transactions, Etc.
              4.21 Labor Matters
              4.22 Environmental Matters
              4.23 Employee Benefit Plans

      AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER dated August __, 1996 by and among KUSHI MACROBIOTICS CORP., a corporation organized under the laws of the State of Delaware ("KMC"), AMERICAN PHOENIX GROUP, INC., a corporation organized under the laws of the State of Nevada ("APHX") and KUSHI NATURAL FOODS Corp., a corporation organized under the laws of the State of Delaware ("Foods").

      WHEREAS, the respective Boards of Directors of KMC and APHX have approved the merger of APHX with and into KMC (the "Merger"), pursuant to which KMC will be the surviving corporation and the holders of APHX Common Stock will be entitled to receive the consideration provided for in this Agreement, all upon the terms and subject to the conditions set forth herein; and

      WHEREAS, the parties hereto entered into an Agreement and Plan of Merger dated June 1, 1996 and now wish to amend said agreement and restate it in its entirety.

      NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements set forth herein, and intending to be legally bound hereby, the parties hereby agree as follows:

                                    THE MERGER

      1.1 Surviving corporation. In accordance with the provisions of this Agreement, the Delaware General Corporation Law (the "Delaware Act") and the Nevada Revised Statutes (the "Nevada Act"), at the Effective Time (as that term is hereinafter defined in Section 1.6 hereof) APHX shall be merged with and into KMC, with KMC being the surviving corporation in the Merger (hereinafter sometimes called the "Surviving Corporation"). At the Effective Time, the separate existence of APHX shall cease and the Surviving Corporation shall continue its corporate existence under the laws of the State of Delaware. Without limiting the generality of the foregoing, from and after the Effective Time, the Surviving Corporation shall possess all of the rights, privileges, immunities, powers and purposes, and shall assume and be liable for all of the liabilities, obligations and penalties, of each of KMC and APHX, and the Merger shall have all of the effects provided for in the Delaware Act and the Nevada Act.

      1.2 Articles of Incorporation. At the Effective Time, the Certificate of Incorporation of KMC as in effect at the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law.

      1.3 By-Laws. At the Effective Time, the By-Laws of KMC as in effect at the Effective Time shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by law.

      1.4 Directors. On and after the Effective Time, the directors of the Surviving Corporation shall be those persons who are listed on Schedule 1.4, all such directors to hold office until their respective successors are duly elected and qualified in the manner provided in the Restated Articles of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by law.

      1.5 Officers. On and after the Effective Time, the officers of the Surviving Corporation shall be those persons who are listed on Schedule 1.5, each to hold the office(s) set forth opposite their respective names on such Schedule, all such officers to hold office until their respective successors are duly elected and qualified in the manner provided in the Restated Certificate of Incorporation and By-Laws of the Surviving Corporation, or as otherwise provided by law.

      1.6 Effective Time. As soon as practicable following the Closing (as that term is hereinafter defined in Section 2.5 hereof), Certificates of Merger or any similar document required by state law to effect the Merger (the "Certificates of Merger") shall be filed with the Secretaries of State of the States of Nevada and Delaware. The Merger shall become effective upon the filing the last of such certificates. The time when the Merger shall become effective is herein referred to as the "Effective Time."

      1.7 Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other acts or things are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving corporation, its right, title or interest in or to any of the rights, properties or assets of APHX acquired or to be acquired by reason of, or as a result of, the Merger, or otherwise to carry out the purposes of this Agreement (including, but not limited to, any applications which may be required in order to allow the Surviving Corporation to transact business in any jurisdiction), the Surviving Corporation and its proper officers and directors shall be authorized to execute and deliver, in the name and on behalf of APHX, all such deeds, bills of sale, assignment and assurances and to do, in the name and on behalf of APHX, all such other acts and things necessary or desirable to vest, perfect or confirm any and all right, title or interest in, to or under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the purposes of this Agreement.

                       CONSIDERATION; CONVERSION OF SHARES

      2.1 Merger Consideration. Except as set forth in Section 2.2(d) hereof, the consideration payable in the Merger to holders of shares of APHX Common Stock, par value $.01 per share ("APHX Common Stock"), and, to the holders of warrants, options, convertible securities and other rights to purchase APHX Common Stock upon exercise or conversion of the same, shall consist solely of shares of Common Stock, par value $.001 per share, of KMC ("KMC Common Stock"), such shares of KMC Common Stock to be issuable in accordance with the terms of this Agreement.

      2.2 Conversion of Shares; Treatment of Warrants, Options, and Convertible Securities. (a) The current holders of APHX Common Stock shall be entitled to own, in the aggregate, eighty five percent of the total number of shares of Common Stock of the Surviving Corporation. Accordingly, each holder of APHX Common Stock (other than APHX Dissenting Shares, as that term is hereinafter defined in Section 2.2(d) below) shall, upon completion of the Merger, own a percentage of the total number of shares of Common Stock of the Surviving Corporation equal to the product of eighty five percent multiplied by his percentage ownership of APHX Common Stock immediately prior to the merger.
(Said percentage will be referred to as the "Exchange Percentage.")

           (b) (i) Each warrant to acquire shares of APHX Common Stock (a "Warrant") that is outstanding and unexercised at the Effective Time shall, by virtue of the merger and without any action on the part of the holder thereof, and subject to the other terms and conditions thereof, automatically be deemed to be exercisable for that number of shares of KMC Common Stock the holder of such Warrant would have received in the Merger pursuant to Section 2.2(a) had such holder exercised such Warrant in full immediately prior to the Effective Time, and the price per share of KMC Common Stock issuable after the Effective Time upon exercise of such Warrant shall equal seventy percent of the exercise price of the Warrant immediately prior to the Merger.

                (ii) Each option to acquire shares of APHX Common Stock issued, or agreed or committed to be issued, under the APHX 1987 Stock Option Plan or otherwise (an "Option") that is outstanding and unexercised at the Effective Time shall, by virtue of the Merger and without any action on the part of the holders thereof, and subject to the other terms and conditions thereof, automatically be assumed by KMC and shall be exercisable for that number of shares of KMC Common Stock the holder of such option would have received in the Merger pursuant to Section 2.2(a) had such holder exercised such Option in full (assuming, for the purpose of this calculation only, that there is no limitation on the vesting of the right to exercise such option) immediately prior to the Effective Time, and the price per share of KMC Common Stock issuable after the Effective Time upon exercise of such option shall equal eighty five percent of the exercise price of the Option immediately prior to the Merger. Any term or condition respecting the vesting of the right to exercise such Option shall remain unaffected by the Merger; provided, however, that any period during which the holder of such Option shall have served as an employee or consultant, as the case may be, of APHX prior to the Merger shall be counted toward determining the vesting of the right to exercise such option after the Effective Time.

                (iii) Each note, debenture, or other security of APHX which is convertible into shares of APHX Common Stock (a "Convertible security") and that is outstanding and unconverted at the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, and subject to the other terms and conditions thereof, automatically be deemed to be convertible into that number of shares of KMC Common Stock the holder of such Convertible Security would have received in the Merger pursuant to Section 2.2(a) had such holder converted such Convertible Security in full immediately prior to the Effective Time, and the price per share of KMC Common Stock, issuable after the Effective Time upon conversion of such Convertible Security shall equal eighty five percent of the exercise price of the Convertible Security immediately prior to the Merger.

                (iv) APHX Warrants, Options and Convertible Securities are hereinafter referred to collectively as the "APHX Derivative securities." Except as provided in clauses (i), (ii) and (iii) above, the terms and conditions of the APHX Derivative Securities in effect prior to the Effective Time shall continue in effect after the Effective Time.

           (c) Each share of APHX Common Stock held in the APHX treasury as of the Effective Time, if any, shall, by virtue of the Merger, be canceled without payment of any consideration thereof.

           (d) Notwithstanding the foregoing, any shares of APHX Common Stock issued and outstanding immediately prior to the Effective Time which are held by shareholders of APHX who have not voted such shares in favor of the Merger and who have complied with all other relevant provisions of Section 78.492 of the Nevada Act (the "APHX Dissenting Shares") shall not be converted into shares of KMC Common Stock in the manner contemplated by Section 2.2(a) above, and the rights of holders of APHX Dissenting Shares shall be governed by the provisions of the Nevada Act.

      2.3 Cancellation of Certificates. The Surviving Corporation shall designate Continental Stock Transfer & Trust Company (the "Exchange Agent") to act as exchange agent in effecting the exchange of certificates representing APHX Common Stock (other than APHX Dissenting Shares) for certificates representing the shares of KMC Common Stock into which such shares of APHX Common Stock have been converted. The Exchange Agent shall send a letter of transmittal to the holders of APHX Common Stock offering to exchange the certificates representing such shares of APHX Common Stock for certificates representing shares of KMC Common Stock. Notwithstanding the foregoing, from and after the Effective Time, all such outstanding shares of APHX Common Stock when so converted shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist. From and after the Effective Time, each certificate or instrument which prior to the Effective Time represented shares of APHX Common Stock or APHX Derivative Securities, as applicable, shall be deemed to represent only the right to receive the certificates of KMC Common Stock or the right to acquire shares of KMC Common Stock contemplated by Section 2.2 hereof, and the holder of each such certificate or instrument shall cease to have any rights with respect to the shares of APHX Common Stock formerly represented thereby, in the case of certificates formerly representing shares of APHX Common Stock, or with respect to the shares of APHX Common Stock issuable upon exercise or conversion thereof, in the case of instruments formerly representing APHX Derivative Securities, except as otherwise provided by law.

      2.4 No Fractional Securities. Notwithstanding anything to the contrary contained in this Agreement, no fractional shares of KMC Common Stock shall be issuable by KMC upon the conversion of shares of APHX Common Stock in the Merger pursuant to Section 2.2(a) hereof or upon exercise or conversion of any APHX Derivative Security. The number of shares of KMC Common Stock any APHX shareholder or the holder of any APHX Derivative Security would otherwise be entitled to receive pursuant to Section 2.2(a) or upon exercise or conversion of such APHX Derivative Security shall be rounded to the nearest whole number of shares so as to eliminate any fractional shares.

      2.5 Closing. Subject to Section 9.1 hereof, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Heller, Horowitz & Feit, P.C., 292 Madison Avenue, New York, New York 10017 at 10:00 A.M. local time, (i) as soon as practicable after the later to occur of (x) the date of the stockholders' approval referred to in Section
6.3 hereof or (y) the day on which the last condition set forth in Articles VII and VIII hereof shall have been fulfilled or waived, or (ii) at such other time as KMC and APHX may mutually agree (the "Closing Date").

               REPRESENTATIONS AND WARRANTIES WITH RESPECT TO APHX

      APHX, represents and warrants to KMC as follows:

      3.1 Corporate Existence and Power; Qualification; Subsidia- ries. APHX is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and to own or lease its properties, and is duly qualified to do business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties requires such qualification. The copies of APHX's Articles of Incorporation and Bylaws that have been delivered to KMC are complete and correct and are in full force and effect. APHX has no subsidiaries other than the four listed on
Schedule 3.1. APHX has not made any advances to or investments in, nor owns any securities of, any domestic or foreign business entity, enterprise or organization other than as set forth on Schedule 3.1.

      3.2 Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by APHX of this Agreement and the Merger have been duly authorized by all necessary corporate action (other than the approval of this Agreement and the Merger by the holders of a majority of the outstanding shares of APHX Common Stock). This Agreement has been duly executed and delivered by APHX. The execution and delivery of this Agreement do not and the consummation of the transactions contemplated hereby is not prohibited by, and will not violate or conflict with, any provision of the Articles of Incorporation or Bylaws of APHX, or, except as set forth on Schedule 3.2, any provision of, or result in the acceleration of, result in any severance or termination pay liability, constitute a default under, entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation under, result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon any property of APHX pursuant to any provisions of, or create any right on the part of any party to modify, amend or terminate, any Contract (as such term is defined in Section 3.3 hereof), lien, instrument, order, Permit (as such term is defined in Section
3.14 hereof), arbitration award, judgment or decree to which APHX is a party or by which any of them is bound. Other than the requirement to file the Certificates of Merger with the Secretaries of State of the States of Nevada and Delaware, as applicable, and except as set forth in Schedule 3.2, no authorization, consent or approval of, or filing with, any domestic or foreign public body or authority is necessary on the part of APHX for the consummation by APHX of the transactions contemplated by this Agreement or the other agreements referred to herein and the ownership and operation by the Surviving Corporation of the business and properties of APHX after the Effective Time in substantially the same manner as presently owned and operated, except where the failure to give such notices, obtain such authorizations, consents or approvals or make such filings would not, in the aggregate, have a material adverse effect on the condition (financial or otherwise), business or operations of the Surviving Corporation, or delay or prevent the consummation of the transactions contemplated by this Agreement or prevent APHX from performing its obligations hereunder. This Agreement is a valid, legal and binding agreement of APHX, subject to applicable bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditors' rights in general from time to time in effect and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). As used herein, "Contracts" shall mean any lease, license, mortgage, contract, sales order, purchase order or other agreement, arrangement, understanding or commitment, whether written or oral which is material to the business or properties of APHX or KMC, as the context shall require.

      3.3 Capitalization. (a) The shares of APHX Common Stock which are currently outstanding have been duly authorized and are validly issued, fully paid, nonassessable and free of preemptive rights. The authorized capital stock of APHX consists of 50,000,000 shares of APHX Common Stock, of which ____________ shares are issued and outstanding and 20,000,000 shares of Preferred Stock, none of which are issued and outstanding.

     (b) There are no subscriptions, options, warrants or other rights, calls, agreements or commitments obligating APHX to issue, or repurchase, redeem or otherwise acquire, capital stock or other securities of APHX, except as set forth in Schedule 3.3.

      3.4 Financial Statements of APHX; Changes. (a) APHX has heretofore delivered to KMC its Form 10-KSB (the "APHX 10-KSB") for the year ended August 31, 1995 (the "APHX Balance Sheet Date") and its Forms 10-QSB for the periods ended November 30, 1995, February 29, 1996, and May 31, 1996 (collectively, the "APHX Financial Statements"). The APHX Financial Statements present fairly, in conformity with generally accepted accounting principles applied on a consistent basis, except as stated thereon, the financial position of APHX as of the APHX Balance Sheet Date and the results of operations for the period then ended.

      (b) Except as set forth in the APHX 10-KSB or in Schedule 3.4 hereto and except as contemplated by this Agreement, since the APHX Balance Sheet Date:

      (i) there has been no material adverse change in the business, assets, financial condition or results of operations of APHX;

      (ii) there has not been any direct or indirect redemption, purchase or other acquisition by APHX of any of its capital stock, or any declaration, setting aside or payment of any dividend or other distribution by APHX in respect of its capital stock, and APHX has not authorized or proposed any of the foregoing, or entered into any contract, agreement, commitment or arrangement to do any of the foregoing, except as may be contemplated by this Agreement and the agreements contemplated hereby or referred to herein;

           (iii)  APHX has conducted its business in the ordinary      course
and consistent with past practices;

           (iv) there has been no damage, destruction or casualty loss (whether or not covered by insurance) suffered by APHX materially adversely affecting the business, assets, financial condition or results of operations of APHX, nor has APHX been notified of any pending condemnation proceeding concerning any of its properties;

           (v) there have not been any defaults or breaches by APHX under agreements to which it is a party or by which it is bound which, taken in the aggregate, would have a material adverse effect upon the business, assets, financial condition or results of operation of APHX;

           (vi) APHX has not directly or indirectly, (A) issued, sold, pledged, disposed of, or encumbered, or authorized, proposed or agreed to the issuance, sale, pledge, disposition or encumbrance of, any shares of, or any options, warrants or rights of any kind to acquire any shares of or any securities convertible into or exchangeable for any of, the capital stock of any class of APHX, or any other securities in respect of, in lieu of, or in substitution for any such capital stock; (B) acquired (by merger, consolidation, or acquisition of shares or assets) any corporation, partnership or other business organization or division thereof or made any investment either by purchase of shares or securities, contributions to capital (other than to subsidiaries or affiliates) or property transfer; (C) authorized any change in its capitalization or authorized, recommended or proposed any release or relinquishment of any Contract right; or (D) authorized any of the foregoing, or entered into or modified any contract, agreement, commitment or arrangement to do any of the foregoing;

           (vii) APHX has not incurred any obligation or liability (fixed or contingent) with respect to its business or any of its assets, except (1) trade or business obligations incurred in the ordinary course of business consistent with past practice and (2) obligations and liabilities under this Agreement or contemplated hereby;

           (viii) APHX has not discharged or satisfied any mortgage, lien, charge, claim or other encumbrance (collectively, "Encumbrance") or paid any obligation or liability (fixed or contingent) except (1) current obligations, obligations and liabilities included in the APHX Financial Statements and (2) current obligations and liabilities incurred since the APHX Balance Sheet Date in the ordinary course of business;

           (ix) APHX has not mortgaged, pledged or subjected to any Encumbrance any of its assets or properties;

           (x) APHX has not sold, transferred or leased any of its assets or properties except for the sale of inventory, if any, in the ordinary course of business;

           (xi) APHX has not taken any action other than in the ordinary course of business and consistent with past practice (none of which actions are unreasonable or unusual) with respect to the grant of any severance or termination pay (otherwise than pursuant to policies of APHX in effect on the date hereof) or with respect to any increase of benefits payable under its severance or termination pay policies in effect on the date hereof; and

           (xii) APHX has not adopted or amended any bonus, profit sharing, thrift, savings, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, plan, fund or other arrangement for the benefit or welfare of any employee or increased in any manner the compensation or fringe benefits of any employee or paid any benefit not required by any existing plan and arrangement, except for salary increases for employees in the ordinary course of business consistent with past practices.

      3.5 No undisclosed Liabilities. Except as set forth in Schedules 3.4, 3.5, 3.12, 3.14, 3.15, 3.21, 3.22 and 3.23, there are no liabilities of APHX of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than:

           (a) liabilities disclosed or provided for in the APHX Financial Statements; and

           (b) liabilities incurred in the ordinary course of business consistent with past practice since the APHX Balance Sheet Date.

      3.6 Compliance with Laws. Except as set forth in Schedule 3.6, APHX has complied in all material respects with all applicable federal, state, local or foreign laws, regulations or orders or any other requirements of any governmental, regulatory or administrative agency or authority or court or other tribunal (including, but not limited to, any laws, regulations, order or requirement relating to securities, the environment, properties, business, products, manufacturing processes, advertising, sales or employment practices, terms and conditions of employment, occupational safety, health and welfare conditions of occupied premises, environmental protection, air or water pollution, product safety, and liability or civil rights) (each and all of the foregoing being herein referred to as Law). APHX is not now charged with or to its knowledge under investigation with respect to any violation of any applicable Law where such violation could have a material adverse effect on its business, assets, financial condition or results of operation. APHX has filed all reports required to be filed with any governmental, regulatory or administrative agency or authority where failure to file such report would have a material adverse effect on its business, assets, financial condition or results of operation.

      3.7 Tax Matters. Except as set forth in Schedule 3.7, (a) APHX has duly filed or will file with the appropriate government agencies all Tax (as hereinafter defined below) returns required to be filed by it on or before the Effective Time, (b) APHX has timely paid, or made provision on its books and records by establishing a reserve for the payment of, all Taxes due with respect to its operations prior to the Effective Time, including all Taxes shown as due on all Tax returns described in clause (a) above and all estimated Tax payments due on or before the Effective Time, (c) APHX has not executed or filed any agreement extending the period for assessment or collection of any Taxes, nor is APHX a party to any pending Litigation (as hereafter defined in Section 3.15 hereof) by any governmental authority for assessment or collection of any Taxes, and no claims for assessment or collection of any Taxes have been asserted against APHX, and (d) to the knowledge of APHX, no Tax returns of APHX are under examination. APHX is not a "United States real property holding company" within the meaning of Section 1445 of the Internal Revenue Code of 1986 as amended (the "Code"). "Tax" or "Taxes" shall mean taxes of any kind payable to any federal, state, local, or foreign taxing authority, including, without limitation, (A) income, gross receipts, ad valorem, value added, sales, use, service, franchise, profits, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers compensation, unemployment compensation, utility, severance, production, excise, stamp, sales, liquor, occupation, premium, windfall profits, transfer and gains taxes, (B) customs duties, (C) interest, penalties, and additions to tax imposed with respect to the above taxes, and (D) any damages, costs, expenses, fees or other liability arising from such Tax or Taxes.

      3.8 Title to Properties; Absence of Liens and Encumbrances, Etc. Except as set forth in Schedule 3.8, APHX owns no real property and has good title to or a legal, valid and enforceable right to use the other properties and assets used in the conduct of its business (including without limitation the assets reflected in the APHX Financial Statements except as since sold or otherwise disposed of in the ordinary course of business), free and clear of all Encumbrances, imperfections of or other matters affecting title, and any rights of third parties whatsoever, except (i) the lien of taxes not yet due and payable or being contested in good faith by appropriate proceedings, and (ii) such imperfections of title and other Encumbrances, if any, which, individually or in the aggregate, do not materially detract from the marketability, value, or interfere with the present use, of the property or asset subject thereto or otherwise impair the operations of its business (collectively, "Permitted Encumbrances").

      3.9 Plant Facilities. Schedule 3.9 sets forth a correct and complete list of all of the real properties, together with the buildings, plants, improvements, and structures located thereon, owned or used by APHX in the conduct of its business, indicating whether such property is owned or leased and setting forth where such property is located.

      3.10 Condition of Plants, Equipment, Etc. The plants, buildings, structures, equipment and other physical properties and assets owned, operated, or leased by APHX are in good condition and repair (ordinary wear and tear which are not such as to affect adversely the operation of APHX business excepted), free of any structural or engineering defect, are suitable for the conduct of APHX's business as presently conducted and as presently proposed to be conducted, and do not require any maintenance or repairs except for routine maintenance and repairs. All such physical properties and assets are in conformity in all respects with all applicable Laws and other requirements relating thereto currently in effect or scheduled to come into effect, including, without limitation, Laws relating to environmental regulation and the maintenance of occupational safety and health among the workforce.

      3.11 Insurance. The business and the assets of APHX are covered by insurance with property licensed insurance companies against casualty and other losses customarily obtained to cover comparable businesses and assets in the region in which such businesses and assets are located, in amounts, scope and coverage which are reasonable in light of existing conditions. Schedule 3.11 sets forth a correct and complete list of all of the policies of insurance and fidelity or surety bonds carried by APHX with respect to its business or any of its assets (including prior policies to the extent that they continue to provide coverage). APHX has not failed to give any notice or present any claim under such insurance policies in due and timely fashion, and there are no claims by APHX against any of such policies as to which any insurance company is denying liability or defending under a reservation of rights clause.

      3.12  Agreements, Plans, Arrangements, Etc.  Except as set forth in
Schedule 3.12 (which may refer to other specific Schedules hereto), APHX is not a party to, nor is APHX or any of its properties and assets bound or affected by, any of the following:

           (a) a lease (whether as lessor or lessee) relating to real or personal property;

           (b) a license, sublicense, assignment or other Contract (whether as licensor or licensee, assignor or assignee) relating to Intellectual Property (as such term is defined in Section 3.13 hereof);

           (c)  an employment Contract or consulting Contract;

           (d) a purchase Contract in excess of $20,000, or which is at an excessive price in light of current market conditions or which is in excess of the normal requirements of the business or which call for deliveries beyond 90 days from the date hereof;

           (e) a sales Contract in excess of $20,000, or which (individually or together with any other sales Contracts) will result in any loss to APHX and/or the Surviving Corporation upon performance thereof, or which quotes prices which will not result in a normal profit or which call for deliveries beyond 90 days from the date hereof;

           (f) a Contract containing product warranties with respect to the products manufactured or sold by APHX which deviate from the warranties contained in APHX standard form sales order;

           (g) a Contract with any distributor, dealer, sales agent or representative;

           (h) a Contract with any manufacturer, supplier or customer with respect to discounts or allowances or the return of inventory or merchandise;

           (i)  a joint venture or partnership Contract;

           (j) a Contract for the borrowing or lending of money or guaranteeing, indemnifying or otherwise becoming liable for the obligations or liabilities of another;

           (k) a Contract with any bank, finance company or similar organization which acquires from APHX consumer paper or Contracts for sale of merchandise on credit;

           (1) a Contract granting any person a security interest or other Encumbrance on any of the assets of APHX, including, without limitation, any factoring agreement or agreement for the assignment of inventory;

           (m) a Contract for the construction or modification of any building or structure or for the incurrence of any other capital expenditure;

           (n) a Contract which restricts APHX from doing business anywhere in the world;

           (o)  a Contract not entered into in the ordinary course of business;

           (p) a Contract giving any party the right to renegotiate or require a reduction in prices or the repayment of any amount previously paid;

           (q)  a Contract requiring the payment of royalties; or

           (r) any other Contract which could have a material adverse effect on the Surviving Corporation.

 Correct and complete copies of all Contracts set forth in Schedule 3.12 or any other Schedule hereto, including all amendments to date (or, where they are oral, true and complete written summaries thereof), and true and complete copies of all standard form Contracts used by APHX in the conduct of its business have been delivered to KMC or its Representatives (as such term is defined in Section
3.24 hereof) prior to the date hereof. Each such Contract is valid, in full force and effect and enforceable in accordance with its terms and APHX has fulfilled, or taken all action reasonably necessary to enable it to fulfill when due, all of their respective obligations under such Contracts. There has not occurred any default, or any event which, with the lapse of time or the election of any person other than APHX, or any combination thereof, will become a default, by APHX, nor to the knowledge of APHX has there occurred any default by others or any event which, with the lapse of time or the election of APHX, will become a default by others under any material Contracts. Neither APHX, nor, to the knowledge of APHX, any other party, is in arrears in respect of the performance or satisfaction of the terms or conditions on its part to be performed or satisfied under any of such Contracts and no waiver or indulgence has been granted by any of the parties thereto.

      3.13 Intellectual Properties. Schedule 3.13 sets forth a correct and complete list of all patents, trademarks, trade names, service marks, copyrights, and applications therefor (collectively, "Intellectual Properties") used in the conduct of the business of APHX. Except as disclosed in Schedule 3.13, (a) APHX owns or possesses adequate licenses or other valid rights to use (without the making of any payment to others or the obligation to grant rights to others in exchange) all Intellectual Properties necessary to the conduct of its business as presently being conducted and the consummation of the transactions contemplated hereby will not alter or impair any of such rights;
(b) the validity of such rights and the title thereto of APHX, as applicable, have not been questioned in any Litigation (as defined in Section 3.15 hereof) to which it is a party, nor to the knowledge of APHX is any such Litigation threatened; (c) the conduct of APHX business as now conducted does not infringe or conflict with any Intellectual Properties of others; (d) there is no use of any trademark, service mark or trade name owned by or licensed to APHX that has heretofore been or is now being made, except by APHX or by an entity duly licensed by it to use the same under a Contract disclosed in Schedule 3.12; and
(e) to the knowledge of APHX there is no infringement by others of any Intellectual Properties owned by or licensed by or to APHX. All patents, patent applications and rights to inventions heretofore owned or held by any employee or officer of APHX and relating to its business in any manner have been duly effectively transferred to APHX. All licenses and Contracts requiring the payment of royalties by APHX are referenced and correctly described in the APHX 10-KSB.

      3.14 Permits, License, Etc. APHX has all Permits (as hereafter defined below) that are required in order to carry on its business as presently conducted and is not in default of any thereof. Schedule 3.14 sets forth a correct and complete list of all such Permits, all of which are in full force and effect, and no suspension, cancellation or non-renewal of any of them is threatened, nor does any basis for such suspension, cancellation or non-renewal exist. As to any such Permit that has expired or is about to expire, APHX has promptly applied for the renewal of same. A true and complete copy of each Permit set forth in Schedule 3.14 has been previously delivered to KMC. As used herein, "Permits" shall mean all licenses, permits, consent orders, administrative orders, product approvals and registrations, authorizations, franchises and other approvals from any domestic (federal, state or local) or foreign governmental, public or self-regulatory body or authority the failure of which to obtain would have a material adverse effect on the business or properties of APHX or KMC as the content shall require.

      3.15 Litigation. Except as set forth on Schedule 3.15, there is no claim, action, suit, proceeding, arbitration, investigation or inquiry (each and all of the foregoing items being herein referred to as "Litigation") pending before any federal, state, municipal, foreign or other court or governmental, administrative or self-regulatory body or agency, or any private arbitration tribunal, or to the knowledge of APHX threatened, against, relating to or affecting APHX with respect to its business or the transactions contemplated by this Agreement; nor to the knowledge of APHX is there any basis for any such Litigation. Neither APHX nor any officer, director or employee of APHX has been permanently or temporarily enjoined or barred by order, judgment or decree of any court or other tribunal or any agency or self regulatory body from engaging in or continuing any conduct or practice in connection with its business. There is not in existence any order, judgment or decree of any court or other tribunal or any agency or self-regulatory body enjoining APHX from taking or requiring APHX to take action of any kind with respect to its business or to which APHX is subject or by which APHX is bound.

      3.16 Accounts and Notes Receivable. Attached hereto as Schedule 3.16 is a true, complete and correct listing of all of the receivables (including accounts receivable, notes receivable, loans receivable and any advances) as of the APHX Balance Sheet Date. All such receivables, net of any allowance for doubtful accounts, have been reflected on the APHX Financial Statements, in accordance with generally accepted accounting principles applied on a consistent basis except as stated thereon. Except as set forth on Schedule 3.16, all accounts and notes receivable reflected on the APHX Financial Statements or arising thereafter and on or prior to the Effective Time arose from bona fide transactions in the ordinary course of business.

      3.17 Inventories. The inventories of APHX reflected on the APHX Financial Statements or thereafter acquired on or prior to the Effective Time consist of items of a quality and quantity usable and salable in the ordinary course of business and the value at which such inventories are carried are stated at the lower of cost (on a first-in, first-out basis) or market in accordance with generally accepted accounting principles consistently applied. The quantity of inventories on hand at the Effective Time will be consistent with the requirements of then outstanding sales activities of APHX.

      3.18 No Interest in Competitors, Etc. Schedule 3.18 hereto sets forth all Contracts or other arrangements between APHX and any affiliate thereof for space, facilities, personnel, management, computer, telephone or other services. Except as set forth in Schedule 3.18, APHX does not owe any amount to, or have any Contract with or commitment to, any of its shareholders, directors, officers, employees or consultants (other than compensation for current services not yet due and payable and reimbursement of expenses arising in the ordinary course of business pursuant, in either case, to Contracts listed on Schedule 3.18), none of such persons owes any amount to APHX, and no property or assets of any shareholders of APHX or any affiliate of any shareholders of APHX is used by APHX.

      3.19 Customers, Suppliers. Since the APHX Balance Sheet Date there has not been any termination, cancellation or limitation of, or any modification or change in, the business relationship of APHX with any customer or group of customers or supplier or group of suppliers whose purchases or sales individually or in the aggregate accounted for 10% or more of the gross sales or purchases of APHX, as the case may be, for the twelve months ended on the APHX Balance Sheet Date nor to the knowledge of APHX is any of the foregoing threatened by reason of the consummation of the transactions contemplated hereby.

      3.20 Books and Records. The books of account and other financial and corporate records of APHX are in all material respects complete and correct, are maintained in accordance with good business practices and all Laws applicable to APHX, and are accurately reflected in the APHX Financial Statements. The minute books of APHX as previously made available to KMC and its counsel contain accurate records of all meetings, and accurately reflect all other corporate action of the shareholders and directors of APHX.

      3.21 Employees, Labor Relations, Etc. Except as set forth in Schedule 3.21, (a) APHX is not a party to any Contract or agreement with any labor organization or other representative of APHX employees; (b) there is no unfair labor practice charge or complaint pending or, to the best knowledge of APHX, threatened, against APHX; (c) there is no labor strike, slowdown, work stoppage or other material labor controversy in effect, or to the knowledge of APHX threatened against or otherwise affecting APHX; (d) APHX, or the entities existing prior to their acquisition by APHX, has not experienced any labor strike, slowdown, work stoppage or other material labor controversy within the past three years; (e) no representation question has been raised respecting any of APHX's employees within the past three years, nor, to the best knowledge of APHX are there any campaigns being conducted to solicit cards from APHX's employees to authorize representation by any labor organization; (f) no collective bargaining agreement relating to any of APHX employees is being negotiated; (g) no action, suit, complaint, charge, arbitration, inquiry, proceeding, or investigation by or before any court, governmental agency, administrative agency or commission brought by or on behalf of any employee, prospective employee, former employee, retiree, labor organization or other representative of APHX's employees, is pending or, to the best knowledge of APHX, threatened, against APHX; (h) APHX is not a party to, or otherwise bound by, any consent decree with, or citation by, any government agency relating to APHX employees or employment practices relating to APHX's employees; (i) APHX is in compliance in all material respects with all applicable Laws and Contracts relating to employment, employment practices, wages, hours, and terms and conditions of employment, and has not engaged in any unfair labor practice or discriminated on the basis of race, age, sex or otherwise in its employment conditions or practices with respect to its employees; (j) APHX has paid in full to all of its employees all wages, salaries, commissions, bonuses, benefits and other compensation due and payable to such employees on or prior to the date hereof; (k) APHX is in compliance with its obligations with respect to APHX employees pursuant to the Worker Adjustment and Retraining Notification Act of 1988, and all other notification and bargaining obligations arising under any collective bargaining agreement, statute or otherwise. Schedule 3.21 sets forth the name, position, title or function and salary or wages of each employee of APHX employed as of April 31, 1996 at an annual salary or wage (including in each case commissions and bonuses) of $35,000 or more. Except as set forth on
Schedule 3.21, none of such employees has notified APHX of his or her intention to resign or retire.

      3.22 Environmental Matters. (a) Schedule 3.22 lists all notices to APHX of environmental violations or environmental claims and all reports made by APHX to any foreign or domestic environmental agency and true and correct copies of all such notices, claims and reports have previously been delivered to KMC.

      (b) APHX currently conducts its business within the limits set forth in each and every environmental Permit it holds, regardless of whether such Permits are current, have expired or about to expire, and has conducted its business in compliance with all terms and conditions of such Permits.

      (c) Except as set forth in Schedule 3.22, no Permit of any foreign or domestic environmental authority is required for, or by reason of, the Merger or for the consummation and performance of this Agreement in any other respect.

      (d) APHX has not conducted or operated or currently conducts or operates storage areas, drum storage areas, surface impoundments, incinerators, land fills, tanks, lagoons, ponds, waste piles, or deep well injection system for the purpose of treatment, storage or disposal of hazardous waste as defined by the Federal Resource conservation and Recovery Act, as amended ("RCRA"), or to which any similar foreign Law is applicable, on any real property used or formerly used by it.

      (e) APHX has not transported for off site disposal any hazardous waste or substance as defined in either RCRA or the Federal Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), or to which any similar foreign Law is applicable, or entered into any contract or agreement, or otherwise arranged, for the transportation, storage, or disposal of any such hazardous substance or waste at any off site treatment, storage or disposal facility.

      (f) There has been no release or discharge by APHX of any hazardous substance, as defined in CERCLA or in the Federal Superfund Amendment and Reauthorizations Act of 1986 ("SARA") or to which any similar foreign Law is applicable, or of a hazardous waste, as defined in RCRA or to which any similar foreign Law is applicable, which would (i) constitute or have constituted a violation of Law, or (ii) give rise to an obligation by APHX, or its assigns or successors in interest, to effect any environmental cleanup or recommendation.

      (g) No federal, state or local government or agency has asserted or created an Encumbrance upon any or all of the real properties utilized by APHX in conducting its business as a result of any use, spill, release, discharge or cleanup of any hazardous substance or waste under CERCLA, SARA or RCRA or any similar foreign Law nor has any such use, spill, release, discharge or cleanup occurred which could result in the assertion or creation of such an Encumbrance.

      3.23 Employee Benefit Plans, Etc. (a) Schedule 3.23 hereto contains a true and complete list of each plan, Contract, program, policy or arrangement, including, but not limited to, pension, bonus, section 401(k) plan, deferred compensation, incentive compensation, stock purchase, supplemental retirement, severance or termination pay, stock option, hospitalization, medical, life insurance, dental, disability, salary continuation, vacation, supplemental unemployment benefits, profit-sharing, or retirement plan, Contract, program, policy or arrangement, maintained, contributed to, or required to be contributed to, by APHX or by any of its subsidiaries or affiliates for the benefit of any employee, whether or not any of the foregoing is funded, whether formal or informal, whether or not subject to ERISA, and whether legally binding or not (collectively, the "Benefit Plans"). APHX has delivered to KMC (i) true and complete copies of all documents embodying or relating to the Benefit Plans, including, without limitation, with respect to each Benefit Plan, all amendments to the Benefit Plans, and any trust or other funding arrangement, including certified financial statements which fairly present the assets and liabilities of each of the Benefit Plans as of the date thereof (and there have been no material changes in the assets and the liabilities since the date of such financial statements), (ii) the most recent annual and periodic actuarial valuations, if any, prepared for any Benefit Plan, (iii) the most recent annual reports (series 5500 and all schedules thereto), if any, required under ERISA,
(iv) if the Benefit Plan is funded, the most recent annual and periodic accounting of the Benefit Plan's assets, (v) the most recent determination letter received from the Internal Revenue Service, if any, and (vi) a copy of the most recent summary plan description together with the most recent summary of modifications required under ERISA with respect to each such Benefit Plan, and all employee communications relating to each such Benefit Plan.

      (b) Except as specifically set forth in Schedule 3.23, (i) each of the Benefit Plans which is an "employee pension benefit plan," within the meaning of
Section 3(2) of ERISA (each a "Pension Plan") and which is intended to meet the requirements of Section 401(a) and, where applicable, Section 401(k) of the Code, now meets, and since its inception has met, the requirements for qualification under Section 401(a) and, where applicable, Section 401(k) of the Code and its related trust is now, and since its inception has been, exempt from taxation under Section 501(a) of the Code and nothing has occurred which would adversely affect the qualified status of any such Pension Plan; (ii) APHX has performed all obligations required to be performed by it under, and is not in default under or in violation of, any and all of the Benefit Plans, and is in compliance with, and each Benefit Plan has been operated and administered in accordance with its provisions and in compliance with, the Laws governing each such Benefit Plan, including, without limitation, rules and regulations promulgated by the Department of Labor, the Pension Benefit Guaranty Corporation and the Department of the Treasury pursuant to the provisions of ERISA and the Code; (iii) no event has occurred and there has been no failure to act on the part of APHX, a fiduciary of any Benefit Plan or a "plan official" (as defined in Section 412 of ERISA) that violates Section 404 of ERISA or could subject the Surviving Corporation, a Benefit Plan, a fiduciary or a plan official to the imposition of any tax, penalty or other liability, whether by way of indemnity or otherwise; (iv) there is no litigation pending, or to APHX's knowledge threatened (other than routine claims for benefits) against any Benefit Plan or against the assets of any Benefit Plan; (v) there are no accrued but unpaid contributions to any of the Benefit Plans; (vi) no reportable event (as defined in Section 4043(e) of ERISA) for which the notice requirements have not been waived, prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code), accumulated funding deficiency (as defined in section 302 of ERISA or Section 412 or 418B of the Code) or plan termination (as defined in Title IV of ERISA or Section 411(d) of the Code) has occurred with respect to any of the Benefit Plans; (vii) the present value of accrued benefits (as agreed to by KMC's actuary in writing) under any of the Benefit Plans that is covered by Title IV of ERISA (except for any multi-employer plan as defined in ERISA
Section 3(37)) does not exceed the value of the assets of such Benefit Plans;
(viii) no filing, application or other matter with respect to any of the Benefit Plans is pending with the Internal Revenue Service, Pension Benefit Guaranty Corporation, Department of Labor or other governmental body; (ix) none of the Benefit Plans has been terminated nor has the Pension Benefit Guaranty Corporation or any other person stated its intention to or taken any action to terminate any of the Benefit Plans and no trustee has been appointed by any court to administer any of the Benefit Plans; and (x) in the case of any Benefit Plan to which APHX makes contributions on behalf of employees under which contributions are fixed pursuant to a collective bargaining agreement, the level of contributions currently provided for in the applicable collective bargaining agreement is sufficient to meet the funding requirements of ERISA applicable to such plan, based on reasonable actuarial assumptions (as determined in writing by the actuary employed by such Benefit Plan).

      (c) Except as specifically set forth in Schedule 3.23, the execution and delivery of, and performance of the transactions contemplated by, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Benefit Plan or individual agreement that will or may result in any payment (whether of severance pay or otherwise), acceleration, vesting or increase in benefits with respect to any employee, and will not cause APHX and/or the Surviving Corporation to incur any multi-employer plan or other withdrawal liability.

      (d) Except as specifically set forth in Schedule 3.23, there is no, nor has there ever been, any multi-employer plan (as defined in ERISA Section 3(37)) covering employees of APHX or a past or present withdrawal therefrom within the meaning of Section 4201 and 4204 of ERISA.

      (e) Except for multi-employer plans, APHX does not maintain any Benefit Plan which is funded by a trust described in Section 501(c)(9) of the Code or subject to the provisions of Section 505 of the Code.

      (f) Except as specifically set forth in Schedule 3.23, no Benefit Plan provides or is required to provide health, medical, death or survivor benefits to any former or retired employee or beneficiary thereof, except to the extent required under any state insurance law providing for a conversion option under a group insurance policy or under Section 601 of ERISA.

      (g) APHX has not incurred any liability (other than the payment of premiums) to the PBGC in connection with any Benefit Plan covering any employees of APHX, including any liability under Section 4069 of ERISA and any penalty imposed under Section 4071 of ERISA, or ceased operations of any facility or withdrawn from any such Benefit Plan in a manner which could subject it to liability under Section 4063, 4064 or 4068(f) of ERISA, and there are no facts or circumstances which might give rise to any liability of APHX to the Pension Benefit Guaranty Corporation under Title IV of ERISA which could reasonably be anticipated to result in any claims being made against the Surviving Corporation by the Pension Benefit Guaranty Corporation.

      (h) APHX does not maintain any Benefit Plan which is a "Group Health Plan" (as such term is defined in Section 162(i)(2) of the Code) that has not been administered and operated in all respects in compliance with the applicable requirements of Section 601 of ERISA and Section 4980B of the Code and APHX is not subject to any liability including, but not limited to, additional contributions, fines or penalties or loss of tax deduction as a result of such administration and operation. APHX does not maintain any Benefit Plan which is an "Employee Welfare Benefit Plan" (as such term is defined in Section 3(1) of ERISA) and has not provided any benefit which is a "Disqualified Benefit" (as such term is defined in Section 4976(b) of the Code) for which an excise tax would be imposed.

      (i) Except as specifically set forth in Schedule 3.23, full payment has been made of all amounts which APHX is required, under applicable law or under any Benefit Plan or any agreement relating to any Benefit Plan to which APHX is a party, to have paid as contributions thereto as of the last day of the most recent fiscal year of such Benefit Plan ended prior to the date hereof. APHX has made adequate provision for reserves to meet contributions that have not been made because they are not yet due under the terms of any Benefit Plan or related agreements. Benefits under all Benefit Plans are as represented and have not been increased subsequent to the date as of which documents have been provided.

      (j) Except as set forth in Schedule 3.23, as of the date of this Agreement, the aggregate current value of all accrued benefits (based upon actuarial assumptions, if any, which have been furnished to and relied upon by
KMC) under all Benefit Plans which are subject to Title IV of ERISA and which are "Single Employer Plans" (as such term is defined in Section 4001(a)(15) of ERISA) did not exceed the aggregate current value of all assets of such Single Employer Plans allocable to such vested accrued benefits, and since APHX's most recent fiscal year end there has been (A) no adverse change in the financial condition of any Single Employer Plan, (B) no change in the actuarial assumptions with respect to any Single Employer Plan as a result of plan amendments, change in applicable law or otherwise, which individually or in the aggregate, would result in the aggregate current value of all accrued benefits to exceed the aggregate current value of all such assets or require the provision of security to any such Plan pursuant to Section 401(a)(29) of the Code.

      (k) APHX has either adopted on a timely basis all amendments to Benefit Plans which are required by the Tax Reform Act of 1986 so as to avoid discrimination in participating or benefits in favor of highly compensated employees or has complied with the requirements for obtaining "anti-cutback" relief provided under Internal Revenue Service Notice 88-131 as modified by Notice 89-92 by adopting appropriate amendments to such Benefit Plans.

      (1) For purposes of this Section 3.23, any reference to the term "APHX" shall be deemed to refer also to any entity which is under common control or affiliated with APHX within the meaning of Section 4001 of ERISA and the rules and regulations thereunder and/or Section 414 of the Code and the rules and regulations thereunder.

       3.24 SEC Filings. Except as set forth on Schedule 3.24, APHX has filed with the Securities and Exchange Commission ("SEC"), and has previously delivered to KMC true and complete copies of, all forms, reports, schedules, statements, and other documents required to be filed by APHX under the Securities Act or the Exchange Act. No form, report, schedule, statement or other document filed by APHX with the SEC contained any untrue statement of a material fact or omitted to state any material fact, at the time such document was filed, necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, other than such facts as were corrected in any subsequent form, report, schedule, statement or other document filed by APHX with the SEC.

      3.25 Information. None of the information supplied or to be supplied by APHX or any of its agents, accountants, lawyers or other consultants or advisors (each of the foregoing referred to therein as "Representative") for inclusion in the proxy (or information statement) and registration statement on Form S-4 or any other appropriate form prepared in connection with the transactions contemplated hereby or any amendment or supplement thereto has or will, at the time that the proxy and registration statement was or any amendment is mailed, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or, in the case of any such proxy and registration statement, necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the meeting or consent in connection with which such proxy and registration statement shall be mailed. None of the information and documents which have been or may be furnished by APHX or any of its Representatives to KMC or its Representatives in connection with the transactions contemplated hereby is or will be materially false or misleading or contains or will contain any material misstatement of fact or omits or will omit any material fact necessary to be stated in order to make the statements therein not misleading. The APHX Form 10-KSB, and any amendment or supplement thereto, did not contain any material misstatement of fact or omit any material fact necessary to be stated in order to make the statements therein not misleading.

      3.26 Directors and Executive Officers. There are no directors or executive officers of APHX other than as set forth on Schedule 3.26.

                REPRESENTATIONS AND WARRANTIES WITH RESPECT TO KMC

      KMC represents and warrants to APHX as follows:

      4.1 Corporate Existence and Power; Qualification; Subsidiaries. KMC is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. KMC has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and to own its properties, and is duly qualified to do business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties requires such qualification. The copies of KMC's Restated Articles of Incorporation and By-laws that have been delivered to APHX are complete and correct and are in full force and effect. KMC has no subsidiaries, although its principals caused the formation of Foods. KMC has not made any advances to or investments in, nor owns any securities of, any domestic or foreign business entity, enterprise or organization.

      4.2 Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by KMC of this Agreement and the Merger have been duly authorized by all necessary corporate action (other than the approval of this Agreement and the Merger by the holders of a majority of the outstanding shares of KMC Common Stock). This Agreement has been duly executed and delivered by KMC. The execution and delivery of this Agreement do not and the consummation of the transactions contemplated hereby will not be prohibited by, or violate or conflict with, any provision of the Restated Certificate of Incorporation or Bylaws of KMC, or the Delaware Act, or, except as set forth on
Schedule 4.2, any provision of, or result in the acceleration of, result in any severance or termination pay liability, constitute a default under, entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation under, result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon any property of KMC pursuant to any provisions of, or create any right on the part of any party to modify, amend or terminate, any Contract, lien, instrument, order, Permit (as such term is defined in Section 3.14 hereof), arbitration award, judgment or decree to which KMC is a party or by which it is bound. Other than the requirement to file the Certificates of Merger with the Secretaries of State of the States of Nevada and Delaware, as appropriate, and the other regulatory filings and approvals referenced in Section 6.2 hereof, no authorization, consent or approval of, or filing with, any domestic or foreign public body or authority is necessary on the part of KMC for the consummation by KMC of the transactions contemplated by this Agreement or the other agreements referred to herein and the ownership and operation by the Surviving Corporation of the business and properties of APHX and the NASDAQ listing and outstanding warrants of KMC after the Effective Time in substantially the same manner as presently owned and operated, except where the failure to give such notices, obtain such authorizations, consents or approvals or make such filings would not, in the aggregate have a materially adverse effect on the condition (financial or otherwise), business or operations of the surviving corporation, or delay or prevent the consummation of the transactions contemplated by this Agreement or prevent KMC from performing its obligations hereunder. This Agreement is a valid, legal and binding agreement of each of KMC, subject to applicable bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditors' rights in general from time to time in effect and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      4.3 Capitalization. (a) The shares of KMC Common Stock which are currently outstanding have been duly authorized and are validly issued, fully paid, nonassessable and free of preemptive rights. The authorized capital stock of KMC consists of 15,000,000 shares of KMC Common Stock, of which ___________ shares are issued and outstanding and 5,000,000 shares of Preferred Stock, of which _______ shares are issued and outstanding.

      (b) There are no subscriptions, options, warrants or other rights, calls, agreements or commitments obligating KMC to issue, or repurchase, redeem or otherwise acquire, capital stock or other securities of KMC except as set forth in Schedule 4.3.

      (c) The shares of KMC Common Stock to be issued to the stockholders of APHX pursuant to the Merger or upon exercise or conversion of any APHX Derivative Security to the holder thereof, will be, upon such issuance, duly authorized and validly issued, fully paid (assuming the exercise or conversion of such APHX Derivative Security in accordance with its terms), nonassessable and free of preemptive rights.

      4.4 Financial statements of KMC; Changes. (a) KMC has heretofore delivered to APHX its Form 10-KSB (the "KMC 10-KSB") for the year ended December 31, 1995, (the "KMC Balance Sheet Date") and its Form 10-QSB for the periods ended March 31, 1996 and June 30, 1996 (collectively, the "KMC Financial Statements"). The KMC Financial Statements present fairly, in conformity with generally accepted accounting principles applied on a consistent basis, except as stated thereon, the financial position of KMC as of the KMC Balance Sheet Date and the results of operations for the period then ended.

           (b) Except as set forth in KMC 10-KSB or in Schedule 4.4 hereto or in the KMC Financial Statements and except as contemplated by this Agreement, since the Balance Sheet Date:

           (i) there has been no material adverse change in the business, assets, financial condition or results of operations of KMC;

           (ii) there has not been any direct or indirect redemption, purchase or other acquisition by KMC of any of KMC's capital stock, or any declaration, setting aside or payment of any dividend or other distribution by KMC in respect of its capital stock, and KMC has not authorized or proposed any of the foregoing, or entered into any contract, agreement, commitment or arrangement to do any of the foregoing, except as may be contemplated by this Agreement and the agreements contemplated hereby or referred to herein;

           (iii) KMC has conducted its business in the ordinary course and consistent with past practices;

           (iv) there has been no damage, destruction or casualty loss (whether or not covered by insurance) suffered by KMC materially adversely affecting the business, assets, financial condition or results of operations of KMC, nor has KMC been notified of any pending condemnation proceeding concerning any of its properties;

           (v) there have not been any defaults or breaches by KMC under agreements to which it is a party or by which it is bound which, taken in the aggregate, would have a material adverse effect upon the business, assets, financial condition or results of operation of KMC;

           (vi) KMC has not directly or indirectly, (A) issued, sold, pledged, disposed of, or encumbered, or authorized, proposed or agreed to the issuance, sale, pledge, disposition or encumbrance of, any shares of, or any options, warrants or rights of any kind to acquire any shares of or any securities convertible into or exchangeable for any of, the capital stock of any class of KMC or any other securities in respect of, in lieu of, or in substitution for any such capital stock; (B) acquired (by merger, consolidation, or acquisition of shares or assets) any corporation, partnership or other business organization or division thereof or made any investment either by purchase of shares or securities, contributions to capital (other than to subsidiaries or affiliates) or property transfer; (C) authorized any change in its capitalization or authorized, recommended or proposed any release or relinquishment of any Contract right; or (D) authorized any of the foregoing, or entered into or modified any contract, agreement, commitment or arrangement to do any of the foregoing;

           (vii) KMC has not incurred any obligation or liability (fixed or contingent) with respect to its business or any of its assets, except (1) trade or business obligations incurred in the ordinary course of business consistent with past practice and (2) obligations and liabilities under this Agreement or contemplated hereby;

           (viii) KMC has not discharged or satisfied any Encumbrance or paid any obligation or liability (fixed or contingent) except (1) current obligations, obligations and liabilities included in the KMC Financial Statements and (2) current obligations and liabilities incurred since the Balance Sheet Date in the ordinary course of business;

           (ix) KMC has not mortgaged, pledged or subjected to any Encumbrance any of the assets or properties of KMC;

           (x) KMC has not sold, transferred or leased any of the assets or properties of KMC, except for the sale of inventory in the ordinary course of business;

           (xi) KMC has not taken any action other than in the ordinary course of business and consistent with past practice (none of which actions is unreasonable or unusual) with respect to the grant of any severance or termination pay (otherwise than pursuant to policies of KMC in effect on the date hereof) or with respect to any increase of benefits payable under its severance or termination pay policies in effect on the date hereof; and

           (xii) KMC has not adopted or amended any bonus, profit sharing, thrift, savings, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, plan, fund or other arrangement for the benefit or welfare of any employee or increased in any manner the compensation or fringe benefits of any employee or paid any benefit not required by any existing plan and arrangement, except for salary increases for employees in the ordinary course of business consistent with past practices.

      4.5 No Undisclosed Liabilities. Except as set forth in Schedules 4.4, 4.5, 4.12, 4.14, 4.15, 4.21, 4.22 and 4.23, there are no liabilities of KMC of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than:

           (a) liabilities disclosed or provided for in the KMC Financial Statements; and

           (b) liabilities incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date.

      4.6 Compliance with Laws. Except as set forth in Schedule 4.6, KMC has complied in all material respects with all applicable Laws. KMC is not now charged with or to its knowledge under investigation with respect to any violation of any applicable Law where such violation could have a material adverse effect on the business, assets, financial condition or results of operation of KMC. KMC has filed all reports required to be filed with any governmental, regulatory or administrative agency or authority where failure to file such report would have a material adverse effect on the business, assets, financial condition or results of operation of KMC.

      4.7 Tax Matters. Except as set forth in Schedule 4.7, (a) KMC has duly filed or will file with the appropriate government agencies all Tax returns required to be filed by it on or before the Effective Time, (b) KMC has timely paid, or made provision on its books and records by establishing a reserve for the payment of, all Taxes due with respect to its operations prior to the Effective Time, including all Taxes shown as due on all Tax returns described in clause (a) above and all estimated Tax payments due on or before the Effective Time, (c) KMC has not executed or filed any agreement extending the period for assessment or collection of any Taxes, nor is KMC a party to any pending Litigation by any governmental authority for assessment or collection of any Taxes, and no claims for assessment or collection of any Taxes have been asserted against KMC, and (d) to the knowledge of KMC, no Tax returns of KMC are under examination. KMC is not a "United States real property holding company" within the meaning of Section 1445 of the Code.

      4.8 Title to Properties; Absence of Liens and Encumbrances, Etc. Except as set forth in Schedule 4.8, KMC owns no real property and has good title to or a legal, valid and enforceable right to use the other properties and assets used in the conduct of the business of KMC (including without limitation the assets reflected in its balance sheet as at December 31, 1995 except as since sold or otherwise disposed of in the ordinary course of business), free and clear of all Encumbrances, imperfections of or other matters affecting title, and any rights of third parties whatsoever, except Permitted Encumbrances.

      4.9 Plant Facilities. Schedule 4.9 sets forth a correct and complete list of all of the real properties, together with the buildings, plants, improvements, and structures located thereon, owned or used by KMC in the conduct of its business, indicating whether such property is owned or leased and setting forth where such property is located.

      4.10 Condition of Plants, Equipment, Etc. The plants, buildings, structures, equipment and other physical properties and assets owned, operated, or leased by KMC are in good condition and repair (ordinary wear and tear which are not such as to affect adversely the operation of KMC's business excepted), free of any structural or engineering defect, are suitable for the conduct of KMC's business as presently conducted and as presently proposed to be conducted, and do not require any maintenance or repairs except for routine maintenance and repairs. All such physical properties and assets are in conformity in all respects with all applicable Laws and other requirements relating thereto currently in effect or scheduled to come into effect, including, without limitation, Laws relating to environmental regulation and the maintenance of occupational safety and health among the workforce.

      4.11 Insurance. The business and the assets of KMC are covered by insurance with licensed insurance companies against casualty and other losses customarily obtained to cover comparable businesses and assets in the region in which such businesses and assets are located, in amounts, scope and coverage which are reasonable in light of existing conditions. Schedule 4.11 sets forth a correct and complete list of all of the policies of insurance and fidelity or surety bonds carried by KMC with respect to KMC's business or any of its assets (including prior policies to the extent that they continue to provide coverage). KMC has not failed to give any notice or present any claim under such insurance policies in due and timely fashion, and there are no claims by KMC against any of such policies as to which any insurance company is denying liability or defending under a reservation of rights clause.

      4.12  Agreements, Plans, Arrangements, Etc.  Except as set forth in
Schedule 4.12 (which may refer to other specific Schedules hereto), KMC is not a party to, nor is KMC or any of its properties and assets bound or affected by, any of the following:

           (a) a lease (whether as lessor or lessee) relating to real or personal property;

           (b) a license, sublicense, assignment or other Contract (whether as licensor or licensee, assignor or assignee) relating to Intellectual Property;

           (c)  an employment Contract or consulting Contract;

           (d) a purchase Contract in excess of $20,000, or which is at an excessive price in light of current market conditions or which is in excess of the normal requirements of the business or which call for deliveries beyond 90 days from the date hereof;

           (e) a sales Contract in excess of $20,000, or which (individually or together with any other sales Contracts) will result in any loss to KMC and/or the Surviving Corporation upon performance thereof, or which quotes prices which will not result in a normal profit or which call for deliveries beyond 90 days from the date hereof;

           (f) a Contract containing product warranties with respect to the products manufactured or sold by KMC which deviate from the warranties contained in KMC's standard form sales order;

           (g) a Contract with any distributor, dealer, sales agent or representative;

           (h) a Contract with any manufacturer, supplier or customer with respect to discounts or allowances or the return of inventory or merchandise;

           (i)  a joint venture or partnership Contract;

           (j) a Contract for the borrowing or lending of money or guaranteeing, indemnifying or otherwise becoming liable for the obligations or liabilities of another;

           (k) a Contract with any bank, finance company or similar organization which acquires from KMC consumer paper or Contracts for sale of merchandise on credit;

           (1) a Contract granting any person a security interest or other Encumbrance on any of the assets of KMC, including, without limitation, any factoring agreement or agreement for the assignment of inventory;

           (m) a Contract for the construction or modification of any building or structure or for the incurrence of any other capital expenditure;

           (n) a Contract which restricts KMC from doing business anywhere in the world;

           (o)  a Contract not entered into in the ordinary course of business;

           (p) a Contract giving any party the right to renegotiate or require a reduction in prices or the repayment of any amount previously paid;

           (q)  a Contract requiring the payment of royalties; or

           (r) any other Contract which could have a material adverse effect on the Surviving Corporation.

 Correct and complete copies of all Contracts set forth in Schedule 4.12 or any other Schedule hereto, including all amendments to date (or, where they are oral, true and complete written summaries thereof), and true and complete copies of all standard form Contracts used by KMC in the conduct of its business have been delivered to APHX or its Representatives prior to the date hereof. Each such Contract is valid, in full force and effect and enforceable in accordance with its terms and KMC has fulfilled, or taken all action reasonably necessary to enable it to fulfill when due, all of its obligations under such Contracts. Except as set forth in Schedule 4.12, there has not occurred any default, or any event which, with the lapse of time or the election of any person other than KMC, or any combination thereof, will become a default, by KMC, nor to the knowledge of KMC has there occurred any default by others or any event which, with the lapse of time or the election of KMC, will become a default by others under any of such Contracts. Neither KMC nor to KMC's knowledge any other party is in arrears in respect of the performance or satisfaction of the terms or conditions on its part to be performed or satisfied under any of such Contracts and no waiver or indulgence has been granted by any of the parties thereto.

      4.13 Intellectual Properties. Schedule 4.13 sets forth a correct and complete list of all Intellectual Properties used or presently proposed to be used in the conduct of the business of KMC. Except as disclosed in Schedule 4.13, (a) KMC owns or possesses adequate licenses or other valid rights to use (without the making of any payment to others or the obligation to grant rights to others in exchange) all Intellectual Properties necessary to the conduct of its business as presently being conducted and the business of KMC as presently being conducted and the consummation of the transactions contemplated hereby will not alter or impair any of such rights; (b) the validity of such rights and the title thereto of KMC have not been questioned in any Litigation (as defined in Section 3.15 hereof) to which KMC is a party, nor to the knowledge of KMC is any such Litigation threatened; (c) to KMC's knowledge, the conduct of KMC's business as now conducted does not infringe or conflict with any Intellectual Properties of others; (d) there is no use of any trademark, service mark or trade name owned by or licensed to KMC that has heretofore been or is now being made, except by KMC or by an entity duly licensed by it to use the same under a Contract disclosed in Schedule 4.12; and (e) to the knowledge of KMC there is no infringement by others of any Intellectual Properties owned by or licensed by or to KMC. All licenses and Contracts requiring the payment of royalties by KMC are referenced and correctly described in the KMC 10-KSB.

      4.14 Permits, License, Etc. KMC has all Permits that are required in order to carry on its business as presently conducted and is not in default of any thereof. Schedule 4.14 sets forth a correct and complete list of all such Permits, all of which are in full force and effect, and no suspension, cancellation or non-renewal of any of them is threatened, nor does any basis for such suspension, cancellation or non-renewal exist. As to any such Permit that has expired or is about to expire, KMC has promptly applied for the renewal of same. A true and complete copy of each Permit set forth in Schedule 4.14 has been previously delivered to APHX.

      4.15 Litigation. Except as set forth on Schedule 4.15, there is no Litigation pending before any federal, state, municipal, foreign or other court or governmental, administrative or self-regulatory body or agency, or any private arbitration tribunal, or to the knowledge of KMC threatened, against, relating to or affecting KMC with respect to its business or the transactions contemplated by this Agreement; nor to the knowledge of KMC is there any basis for any such Litigation. Neither KMC nor any officer, director or employee of KMC has been permanently or temporarily enjoined or barred by order, judgment or decree of any court or other tribunal or any agency or self-regulatory body from engaging in or continuing any conduct or practice in connection with KMC's business. There is not in existence any order, judgment or decree of any court or other tribunal or any agency or self-regulatory body enjoining KMC from taking or requiring KMC to take action of any kind with respect to KMC's business or to which KMC is subject or by which it is bound.

      4.16 Accounts and Notes Receivable. Attached hereto as Schedule 4.16 is a true, complete and correct listing of all of the receivables (including accounts receivable, notes receivable, loans receivable and any advances) of KMC as of the KMC Balance Sheet Date showing the dates upon which each such receivable arose. All such receivables, net of any allowance for doubtful accounts, have been reflected on the KMC Financial Statements in accordance with generally accepted accounting principles applied on a consistent basis, except as stated thereon. All accounts and notes receivable reflected on the KMC Financial Statements or arising thereafter and on or prior to the Effective Time arose from bona fide transactions in the ordinary course of business.

      4.17 Inventories. The inventories of KMC reflected on the KMC Financial Statements or thereafter acquired on or prior to the Effective Time consist of items of a quality and quantity usable and salable in the ordinary course of business and the value at which such inventories are carried are stated at the lower of cost (on a first-in, first-out basis) or market in accordance with generally accepted accounting principles consistently applied. The quantity of inventories on hand at the Effective Time will be consistent with the requirements of then outstanding sales activities of KMC.

      4.18 No Interest in Competitors, Etc. Schedule 4.18 hereto sets forth all Contracts or other arrangements between any affiliate of KMC and KMC for space, facilities, personnel, management, computer, telephone or other services. Except as set forth in the KMC 10-KSB or Schedule 4.18, KMC does not owe any amount to, or have any Contract with or commitment to, any of its shareholders, directors, officers, employees or consultants (other than compensation for current services not yet due and payable and reimbursement of expenses arising in the ordinary course of business pursuant, in either case, to Contracts listed on Schedule 4.18), none of such persons owes any amount to KMC, and no part of the property or assets of any shareholder of KMC or any affiliate of any shareholder of KMC is used by KMC.

      4.19 Customers, Suppliers. Since the KMC Balance Sheet Date there has not been any termination, cancellation or limitation of, or any modification or change in, the business relationship of KMC with any customer or group of customers or supplier or group of suppliers whose purchases or sales individually or in the aggregate accounted for 10% or more of the gross sales or purchases of KMC, as the case may be, for the twelve months ended on the Balance Sheet Date nor to the knowledge of KMC is any of the foregoing threatened by reason of the consummation of the transactions contemplated hereby.

      4.20 Books and Records. The books of account and other financial and corporate records of KMC are in all material respects complete and correct, are maintained in accordance with good business practices and all Laws applicable to KMC, and are accurately reflected in the KMC Financial Statements. The minute books of KMC as previously made available to APHX and its counsel contain accurate records of all meetings, and accurately reflect all other corporate action of the stockholders and directors of KMC.

      4.21 Employees, Labor Relations, Etc. Except as set forth in Schedule 4.21, (a) KMC is not a party to any contract or agreement with any labor organization or other representative of KMC's employees; (b) there is no unfair labor practice charge or complaint pending or, to the best knowledge of KMC, threatened, against KMC; (c) there is no labor strike, slowdown, work stoppage or other material labor controversy in effect, or to the knowledge of KMC threatened against or otherwise affecting KMC; (d) KMC has not experienced any labor strike, slowdown, work stoppage or other material labor controversy during its existence; (e) no representation question has been raised respecting any of KMC's employees during its existence, nor, to the best knowledge of KMC are there any campaigns being conducted to solicit cards from KMC's employees to authorize representation by any labor organization; (f) no collective bargaining agreement relating to any of KMC's employees is being negotiated; (g) no action, suit, complaint, charge, arbitration, inquiry, proceeding, or investigation by or before any court, governmental agency, administrative agency or commission brought by or on behalf of any employee, prospective employee, former employee, retiree, labor organization or other representative of KMC's employees, is pending or, to the best knowledge of KMC, threatened, against KMC; (h) KMC is not a party to, or otherwise bound by, any consent decree with, or citation by, any government agency relating to KMC's employees or employment practices relating to KMC's employees; (i) KMC is in compliance in all material respects with all applicable Laws and Contracts relating to employment, employment practices, wages, hours, and terms and conditions of employment, and has not engaged in any unfair labor practice or discriminated on the basis of race, age, sex or otherwise in its employment conditions or practices with respect to its employees; (j) KMC has paid in full to all of KMC's employees all wages, salaries, commissions, bonuses, benefits and other compensation due and payable to such employees on or prior to the date hereof; (k) KMC is in compliance with its obligations with respect to KMC's employees pursuant to the Worker Adjustment and Retraining Notification Act of 1988, and all other notification and bargaining obligations arising under any collective bargaining agreement, statute or otherwise. Schedule 4.21 sets forth the name, position, title or function and salary or wages of each employee of KMC employed as of April 31, 1996 at an annual salary or wage (including in each case commissions and bonuses) of $35,000 or more. Except as set forth on Schedule 4.21, none of such employees has notified KMC of his or her intention to resign or retire.

      4.22 Environmental Matters. (a) Schedule 4.22 lists all notices to KMC of environmental violations or environmental claims and all reports made by KMC to any foreign or domestic environmental agency and true and correct copies of all such notices, claims and reports have previously been delivered to KMC.

      (b) KMC currently conducts its business within the limits set forth in each and every environmental Permit it holds, regardless of whether such Permits are current, have expired or about to expire, and has conducted its business in compliance with all terms and conditions of such Permits.

      (c) Except as set forth in Schedule 4.22, no Permit of any foreign or domestic environmental authority is required for, or by reason of, the Merger or for the consummation and performance of this Agreement in any other respect.

      (d) KMC has not conducted or operated and currently does not conduct or operate storage areas, drum storage areas, surface impoundments, incinerators, land fills, tanks, lagoons, ponds, waste piles, or deep well injection system for the purpose of treatment, storage or disposal of hazardous waste as defined by RCRA, on any real property used or formerly used by it.

      (e) KMC has not transported for off site disposal any hazardous waste or substance as defined in either RCRA or CERCLA, or entered into any contract or agreement, or otherwise arranged, for the transportation, storage, or disposal of any such hazardous substance or waste at any offsite treatment, storage or disposal of any such hazardous substance or waste at any off site treatment, storage or disposal facility.

      (f) There has been no release or discharge by KMC of any hazardous substance, as the term is defined in CERCLA or in SARA or of a hazardous waste, as the term is defined in RCRA, which would (i) constitute or have constituted a violation of Law, or (ii) give rise to an obligation by KMC, its assigns or its successors in interest, to effect any environmental cleanup or remediation.

      (g) No federal, state or local government or agency has asserted or created an Encumbrance upon any or all of the real properties utilized by KMC in conducting its business as a result of any use, spill, release, discharge or cleanup of any hazardous substance or waste, as those terms are defined in CERCLA, SARA or RCRA nor has any such use, spill, release, discharge or cleanup occurred which could result in the assertion or creation of such an Encumbrance.

      4.23 Employee Benefit Plans, Etc. (a) Schedule 4.23 hereto contains a true and complete list of each plan, Contract, program, policy or arrangement, including, but not limited to, pension, bonus, section 401(k) plan, deferred compensation, incentive compensation, stock purchase, supplemental retirement, severance or termination pay, stock option, hospitalization, medical, life insurance, dental, disability, salary continuation, vacation, supplemental unemployment benefits, profit-sharing, or retirement plan, Contract, program, policy or arrangement, maintained, contributed to, or required to be contributed to, by KMC or by any of its subsidiaries or affiliates for the benefit of any employee, whether or not any of the foregoing is funded, whether formal or informal, whether or not subject to ERISA, and whether legally binding or not (collectively, the "Benefit Plans"). KMC has delivered to APHX (i) true and complete copies of all documents embodying or relating to the Benefit Plans, including, without limitation, with respect to each Benefit Plan, all amendments to the Benefit Plans, and any trust or other funding arrangement, including certified financial statements which fairly present the assets and liabilities of each of the Benefit Plans as of the date thereof (and there have been no material changes in the assets and the liabilities since the date of such financial statements), (ii) the most recent annual and periodic actuarial valuations, if any, prepared for any Benefit Plan, (iii) the most recent annual reports (series 5500 and all schedules thereto), if any, required under ERISA,
(iv) if the Benefit Plan is funded, the most recent annual and periodic accounting of the Benefit Plan's assets, (v) the most recent determination letter received from the Internal Revenue Service, if any, and (vi) a copy of the most recent summary plan description together with the most recent summary of modifications required under ERISA with respect to each such Benefit Plan, and all employee communications relating to each such Benefit Plan.

      (b) Except as specifically set forth in Schedule 4.23, (i) each of the Benefit Plans which is an "employee pension benefit plan," within the meaning of
Section 3(2) of ERISA (each a "Pension Plan") and which is intended to meet the requirements of Section 401(a) and, where applicable, Section 401(k) of the Code, now meets, and since its inception has met, the requirements for qualification under Section 401(a) and, where applicable, Section 401(k) of the Code and its related trust is now, and since its inception has been, exempt from taxation under Section 501(a) of the Code and nothing has occurred which would adversely affect the qualified status of any such Pension Plan; (ii) KMC has performed all obligations required to be performed by it under, and is not in default under or in violation of, any and all of the Benefit Plans, and is in compliance with, and each Benefit Plan has been operated and administered in accordance with its provisions and in compliance with, the Laws governing each such Benefit Plan, including, without limitation, rules and regulations promulgated by the Department of Labor, the Pension Benefit Guaranty Corporation and the Department of the Treasury pursuant to the provisions of ERISA and the Code; (iii) no event has occurred and there has been no failure to act on the part of KMC, a fiduciary of any Benefit Plan or a "plan official" (as defined in Section 412 of ERISA) that violates Section 404 of ERISA or could subject the Surviving Corporation, a Benefit Plan, a fiduciary or a plan official to the imposition of any tax, penalty or other liability, whether by way of indemnity or otherwise; (iv) there is no litigation pending, or to KMC's knowledge threatened (other than routine claims for benefits) against any Benefit Plan or against the assets of any Benefit Plan; (v) there are no accrued but unpaid contributions to any of the Benefit Plans; (vi) no reportable event (as defined in Section 4043(e) of ERISA) for which the notice requirements have not been waived, prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code), accumulated funding deficiency (as defined in section 302 of ERISA or Section 412 or 418B of the Code) or plan termination (as defined in Title IV of ERISA or Section 411(d) of the Code) has occurred with respect to any of the Benefit Plans; (vii) the present value of accrued benefits (as agreed to by APHX's actuary in writing) under any of the Benefit Plans that is covered by Title IV of ERISA (except for any multi-employer plan as defined in ERISA
Section 3(37)) does not exceed the value of the assets of such Benefit Plans;
(viii) no filing, application or other matter with respect to any of the Benefit Plans is pending with the Internal Revenue Service, Pension Benefit Guaranty Corporation, Department of Labor or other governmental body; (ix) none of the Benefit Plans has been terminated nor has the Pension Benefit Guaranty Corporation or any other person stated its intention to or taken any action to terminate any of the Benefit Plans and no trustee has been appointed by any court to administer any of the Benefit Plans; and (x) in the case of any Benefit Plan to which KMC makes contributions on behalf of employees under which contributions are fixed pursuant to a collective bargaining agreement, the level of contributions currently provided for in the applicable collective bargaining agreement is sufficient to meet the funding requirements of ERISA applicable to such plan, based on reasonable actuarial assumptions (as determined in writing by the actuary employed by such Benefit Plan).

      (c) Except as specifically set forth in Schedule 4.23, the execution and delivery of, and performance of the transactions contemplated by, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Benefit Plan or individual agreement that will or may result in any payment (whether of severance pay or otherwise), acceleration, vesting or increase in benefits with respect to any employee, and will not cause KMC and/or the Surviving Corporation to incur any multi-employer plan or other withdrawal liability.

      (d) Except as specifically set forth in Schedule 4.23, there is no, nor has there ever been, any multi-employer plan (as defined in ERISA Section 3(37)) covering employees of KMC or a past or present withdrawal therefrom within the meaning of Section 4201 and 4204 of ERISA.

      (e) Except for multi-employer plans, KMC does not maintain any Benefit Plan which is funded by a trust described in Section 501(c)(9) of the Code or subject to the provisions of Section 505 of the Code.

      (f) Except as specifically set forth in Schedule 4.23, no Benefit Plan provides or is required to provide health, medical, death or survivor benefits to any former or retired employee or beneficiary thereof, except to the extent required under any state insurance law providing for a conversion option under a group insurance policy or under Section 601 of ERISA.

      (g) KMC has not incurred any liability (other than the payment of premiums) to the PBGC in connection with any Benefit Plan covering any employees of KMC, including any liability under Section 4069 of ERISA and any penalty imposed under Section 4071 of ERISA, or ceased operations of any facility or withdrawn from any such Benefit Plan in a manner which could subject it to liability under Section 4063, 4064 or 4068(f) of ERISA, and there are no facts or circumstances which might give rise to any liability of KMC to the Pension Benefit Guaranty Corporation under Title IV of ERISA which could reasonably be anticipated to result in any claims being made against the Surviving Corporation by the Pension Benefit Guaranty Corporation.

      (h) KMC does not maintain any Benefit Plan which is a "Group Health Plan" (as such term is defined in Section 162(i)(2) of the Code) that has not been administered and operated in all respects in compliance with the applicable requirements of Section 601 of ERISA and Section 4980B of the Code and KMC is not subject to any liability including, but not limited to, additional contributions, fines or penalties or loss of tax deduction as a result of such administration and operation. KMC does not maintain any Benefit Plan which is an "Employee Welfare Benefit Plan" (as such term is defined in Section 3(1) of ERISA) and has not provided any benefit which is a "Disqualified Benefit" (as such term is defined in Section 4976(b) of the Code) for which an excise tax would be imposed.

      (i) Except as specifically set forth in Schedule 4.23, full payment has been made of all amounts which KMC is required, under applicable law or under any Benefit Plan or any agreement relating to any Benefit Plan to which KMC is a party, to have paid as contributions thereto as of the last day of the most recent fiscal year of such Benefit Plan ended prior to the date hereof. KMC has made adequate provision for reserves to meet contributions that have not been made because they are not yet due under the terms of any Benefit Plan or related agreements. Benefits under all Benefit Plans are as represented and have not been increased subsequent to the date as of which documents have been provided.

      (j) Except as set forth in Schedule 4.23, as of the date of this Agreement, the aggregate current value of all accrued benefits (based upon actuarial assumptions, if any, which have been furnished to and relied upon by
APHX) under all Benefit Plans which are subject to Title IV of ERISA and which are "Single Employer Plans" (as such term is defined in Section 4001(a)(15) of ERISA) did not exceed the aggregate current value of all assets of such Single Employer Plans allocable to such vested accrued benefits, and since KMC's most recent fiscal year end there has been (A) no adverse change in the financial condition of any Single Employer Plan, (B) no change in the actuarial assumptions with respect to any Single Employer Plan as a result of plan amendments, change in applicable law or otherwise, which individually or in the aggregate, would result in the aggregate current value of all accrued benefits to exceed the aggregate current value of all such assets or require the provision of security to any such Plan pursuant to Section 401(a)(29) of the Code.

      (k) KMC has either adopted on a timely basis all amendments to Benefit Plans which are required by the Tax Reform Act of 1986 so as to avoid discrimination in participating or benefits in favor of highly compensated employees or has complied with the requirements for obtaining "anti-cutback" relief provided under Internal Revenue Service Notice 88-131 as modified by Notice 89-92 by adopting appropriate amendments to such Benefit Plans.

      (1) For purposes of this Section 4.23, any reference to the term "KMC" shall be deemed to refer also to any entity which is under common control or affiliated with KMC within the meaning of Section 4001 of ERISA and the rules and regulations thereunder and/or Section 414 of the Code and the rules and regulations thereunder.

      4.24 SEC Filings. KMC has filed with the SEC, and has previously delivered to APHX true and complete copies of, all forms, reports, schedules, statements, and other documents required to be filed by KMC under the Securities Act or the Exchange Act, except for any non-filings or noncompliance which are not in the aggregate material to the financial condition, results of operations or business of KMC or which will not prevent or delay in any material respect the consummation of the transactions contemplated hereby. No form, report, schedule, statement or other document filed by KMC with the SEC contained any untrue statement of a material fact or omitted to state any material fact, at the time such document was filed, necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, other than such facts as were corrected in any subsequent form, report, schedule, statement or other document filed by KMC with the SEC.

      4.25 Information. None of the information concerning KMC incorporated by reference, or any other information supplied or to be supplied by KMC or its Representatives for inclusion, in the proxy (or information statement) and registration statement on Form S-4 or any other appropriate form prepared in connection with the transactions contemplated hereby or any amendment or supplement thereto has or will, at the time that the proxy and registration statement was or any amendment is mailed, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or, in the case of any such proxy and registration statement, necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy (or information statement) for the meeting or consent in connection with which such proxy (or information statement) and registration statement shall be mailed. None of the information and documents which have been or may be furnished by KMC or any of its Representatives to APHX or its Representatives in connection with the transactions contemplated hereby is or will be materially false or misleading or contains or will contain any material misstatement of fact or omits or will omit any material fact necessary to be stated in order to make the statements therein not misleading.

      4.26 Kushi Natural Foods. Foods has been formed by KMC solely for the purpose of executing and delivering this Agreement and consummating the transactions contemplated hereby, including owing and operating the business operations of KMC. At the Effective Time, KMC will transfer substantially all of its assets and liabilities to Foods and the shares of Foods will be distributed to the stockholders of record of KMC on ____________, 1996, at a ratio to be determined by KMC's Board of Directors, but currently contemplated to be three shares of Foods for every share of KMC.

                            CONDUCT OF BUSINESS OF APHX
                        AND KMC PRIOR TO THE EFFECTIVE TIME

      5.1 Conduct of Business of APHX. During the period commencing on the date hereof and continuing until the Effective Time, APHX agrees that it, except as otherwise expressly contemplated by this Agreement or agreed to in writing by
KMC:

           (a) will carry on its business only in the ordinary course and consistent with past practice;

           (b) will not declare or pay any dividend on or make any other distribution (however characterized) in respect of shares of its capital stock;

           (c) will not, directly or indirectly, redeem or repurchase, or agree to redeem or repurchase, any shares of its capital stock;

           (d)  will not amend its Articles of Incorporation or By-Laws;

           (e) will not issue, or agree to issue, any shares of its capital stock (except pursuant to the exercise and/or conversion of currently outstanding Derivative Securities), or any options, warrants or other rights to acquire shares of its capital stock, or any securities convertible into or exchangeable for shares of its capital stock;

           (f) will not combine, split or otherwise reclassify any shares of its capital stock;

           (g) will not sell or pledge, or agree to sell or pledge, any shares of its capital stock;

           (h) will use all reasonable efforts to preserve intact its present business organization, keep available the services of its officers and key employees and preserve its relationships with clients and others having business dealings with it to the end that its goodwill and ongoing business shall not be materially impaired at the Effective Time;

           (i) will not, except as set forth in Schedule 5.1,(A) make any capital expenditures individually in excess of $25,000 or in the aggregate in excess of $50,000, (B) enter into or terminate (except in the ordinary course of business and consistent with past practice) any lease of, or purchase or sell, any real property, (C) enter into any leases of personal property involving individually in excess of $10,000 annually or in the aggregate in excess of $25,000 annually, (D) incur or guarantee any additional indebtedness for borrowed money, (E) create or permit to become effective any security interest, mortgage, lien, charge or other Encumbrance on its properties or assets, or (F) enter into any agreement to do any of the foregoing;

           (j) will not, other than in the ordinary course of business, adopt or amend any Benefit Plan for the benefit of Employees, or enter into any agreement to do the same;

           (k) will promptly advise KMC of the commencement of, or threat of (to the extent that such threat comes to the knowledge of APHX), any claim, action, suit, proceeding or investigation against, relating to or involving APHX or any of its directors, officers, employees, agents or consultants in connection with its business or the transactions contemplated hereby;

           (1) will maintain in full force and effect all insurance policies maintained by APHX on the date hereof; and

           (m) will not enter into any agreement to dissolve, merge, consolidate or, except in the ordinary course, sell any material assets of APHX.

      5.2 Conduct of Business of KMC. During the period commencing on the date hereof and continuing until the Effective Time, KMC agrees that it, except as otherwise expressly contemplated by this Agreement or agreed to in writing by
APHX:

           (a) will carry on its business only in the ordinary course and consistent with past practice;

           (b) will not declare or pay any dividend on or make any other distribution (however characterized) in respect of shares of its capital stock;

           (c) will not, directly or indirectly, redeem or repurchase, or agree to redeem or repurchase, any shares of its capital stock;

           (d)  will not amend its Certificate of Incorporation or By-Laws;

           (e) will not issue, or agree to issue, any shares of its capital stock (except pursuant to the exercise and/or conversion of currently outstanding options and warrants), or any options, warrants or other rights to acquire shares of its capital stock or any securities convertible into or exchangeable for shares of its capital stock;

           (f) will not combine, split or otherwise reclassify any shares of its capital stock;

           (g) will not sell or pledge, or agree to sell or pledge, any shares of its capital stock;

           (h) will use all reasonable efforts to preserve intact its present business organization, keep available the services of its officers and key employees and preserve its relationships with clients and others having business dealings with it to the end that its goodwill and ongoing business shall not be materially impaired at the Effective Time;

           (i) will not, (A) make any capital expenditures individually in excess of $25,000 or in the aggregate in excess of $50,000, (B) enter into or terminate (except in the ordinary course of business and consistent with past practice) any lease of, or purchase or sell, any real property, (C) enter into any leases of personal property involving individually in excess of $10,000 annually or in the aggregate in excess of $25,000 annually, (D) incur or guarantee any additional indebtedness for borrowed money, (E) create or permit to become effective any security interest, mortgage, lien, charge or other Encumbrance on its properties or assets, or (F) enter into any agreement to do any of the foregoing;

           (j) will not, other than in the ordinary course of business, adopt or amend any Benefit Plan for the benefit of Employees, or enter into any agreement to do any of the foregoing;

           (k) will promptly advise APHX of the commencement of, or threat of (to the extent that such threat comes to the knowledge of KMC), any claim, action, suit, proceeding or investigation against, relating to or involving KMC or any of its directors, officers, employees, agents or consultants in connection with its business or the transactions contemplated hereby;

           (1) will maintain in full force and effect all insurance policies maintained by KMC on the date hereof; and

           (m) will not enter into any agreement to dissolve, merge, consolidate or, except in the ordinary course, sell any material assets of KMC.

 Notwithstanding the foregoing, KMC shall be entitled to (i) negotiate and enter into agreements with its employees, consultants and brokers to terminate all contractual obligations and issue securities (including warrants for the purchase of capital stock of the Surviving Corporation) in settlement thereof,
(ii) transfer, as of the Effective Time, all of its operational assets to Foods and (iii) issue as of the Effective Time, one common stock purchase warrant, similar to the warrants sold in its initial public offering, to each of its stockholders of record on the date set for such distribution by KMC's Board of Directors for each share of KMC Common Stock held.

      5.3   KMC Spin Off.  Prior to the Merger, KMC will (i) form Foods, and
(ii) resolve its outstanding liabilities associated with consulting and employment contracts. Prior to the Closing of the Merger (and simultaneously therewith), KMC will (1) transfer to Foods all of the assets and liabilities/obligations of KMC other than the liabilities of KMC related to (a) the lease obligations for the warehouse facility located in Parsippany, New Jersey and the office facility located in Stamford, Connecticut, (b) the warrants to purchase __________ shares of KMC Common Stock at $6.25 per share, and (c) warrants held by the underwriter of KMC's initial public offering to purchase 110,000 shares of KMC Common Stock at $8.25 per share and 140,000 warrants to purchase KMC Common Stock at $10.3125 per share, and (2) in exchange for and consideration of the foregoing, receive and distribute to its stockholders, in a tax-free distribution, shares of Foods's common stock notwithstanding possible opportunities for such individuals with APHX and/or KMC after the Merger. Mr. Michio Kushi is the initial Chairman of Foods and he will appoint its initial board of directors.

                            ADDITIONAL AGREEMENTS

      6.1 Access to Properties and Records. Between the date of this Agreement and the Effective Time, APHX will provide KMC and its Representatives and KMC will provide APHX and its Representatives, with full access, during business hours, to their respective premises and properties and their respective books and records (including, without limitation, contracts, leases, insurance policies, litigation files, minute books, accounts, working papers and tax returns filed and in preparation) and each will cause its officers to furnish to the other and its authorized advisors such additional financial, tax and operating data and other information pertaining to its business as the other shall from time to time reasonably request. All of such data and information shall be subject to the terms and conditions of the confidentiality agreements dated April 18, 1996 and May 6, 1996, between APHX and KMC.

      6.2 Registration Statement. As soon as reasonably practicable after the execution and delivery of this Agreement, KMC and APHX shall prepare and file with the SEC a joint registration and proxy statement on Form S-4 (the "Registration Statement"), which shall cover all of the shares of KMC Common Stock to be issued in connection with the Merger to the shareholders of APHX, and shall use all reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as practicable. KMC shall also take such actions as may be required under state blue sky or securities laws in connection with such issuance of shares of KMC Common Stock in connection with the Merger to the shareholders of APHX. APHX shall cooperate fully with KMC and shall furnish KMC with all information concerning APHX and its shareholders and shall take all such other action as KMC may reasonably request in connection with any such actions.

      6.3 Stockholders' Approvals. In compliance with all applicable federal and state corporate, securities and blue sky laws, each of KMC and APHX shall take all action necessary to convene meetings of their respective stockholders for the purpose of voting upon the transactions contemplated hereby and such other matters as may be appropriate at such meetings or obtain their approval through submission of written consents, and in connection therewith shall in a timely manner mail to the respective stockholders the Proxy or Information Statement contained in the Registration Statement and, if necessary after the Proxy or Information Statement shall have been mailed, shall promptly and in a timely manner circulate amended or supplemental materials and if necessary materials necessary for re-soliciting proxies, and in the event a meeting is not held, that all of the stockholders will be promptly informed of the action taken. Each of KMC and APHX will, through its respective Board of Directors, recommend to its respective stockholders approval of the transactions contemplated by this Agreement.

      6.4 Restricted Stock. Shares of KMC Common Stock to be issued to APHX shareholders pursuant to the terms of this Agreement in exchange for APHX securities that are "restricted" securities within the meaning of Rule 144 promulgated under the Securities Act shall, notwithstanding the fact that they will be registered, contain a legend indicating that such shares are restricted from transfer until the date when the holding period would have ended had the Merger not occurred.

      6.5 Reasonable Efforts; Etc. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, whether before or after the Effective Time, to consummate and make effective the transactions contemplated by this Agreement, including obtaining any consents, authorizations, exemptions and approvals from, and making all filings with, any governmental or regulatory authority, agency or body which are necessary in connection with the transactions contemplated by this Agreement; provided that the obligation of the parties to use reasonable efforts as required by this
Section 6.5 shall not obligate any party to incur unreasonable costs or expenses.

      6.6 Material Events. At all times prior to the Effective Time, each party shall promptly notify the others in writing of the occurrence of any event which will or may result in the failure to satisfy any of the conditions specified in Article VII or Article VIII hereof.

      6.7 Tax Consequences. From and after the Effective Time, none of the parties will take any position in or with regard to their respective Federal, state or local income tax returns (or any amendments thereto) that is inconsistent with the treatment of the Merger as a tax-free reorganization for Federal income tax purposes under Section 368(a)(2)(E) of the Code or with respect to the tax consequences contemplated thereby (including those related to the basis of stock and assets).

      6.8 Exclusivity. Without in any way limiting Article X hereof, in consideration for the substantial expenditure of time, effort and expense to be undertaken by each party in connection with its investigation of the other party, each party agrees that neither it nor any of its affiliates will solicit or initiate any discussions with or supply confidential or other information to, any other prospective purchasers of the stock or assets of KMC or APHX between the date hereof and December 31, 1996.

      6.9 Certificate of Incorporation and Directors of KMC. On or prior to the Effective Time, KMC shall take all action necessary under the Delaware Act in order to adopt the Amended and Restated Articles of Incorporation of KMC in the form attached hereto as Exhibit 6.9 and to file the same with the Secretary of State of Delaware.

      6.10 Indemnification. (a) In the event the Merger shall become effective, then from and after the Effective Time, the Surviving Corporation (the "Indemnifying Party") shall indemnify, defend and hold harmless each person who is now, or who becomes prior to the Effective Time, an officer or director of KMC, APHX or Foods (the "Indemnified Parties") against (i) all losses, claims, damages, costs, expenses, liability or judgment or amounts paid with the approval of the indemnifying party (which approval shall not be unreasonably withheld) in settlement of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on, or arising in whole or in part out of the fact that such person is or was an officer or director of KMC, APHX or Foods, whether pertaining to any matter existing or occurring at or prior to the Effective Time, and whether asserted or claimed prior to, at, or after, the Effective Time (the "Indemnified Liabilities") and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, including, without limitation, any Indemnified Liabilities arising under or out of any state or federal securities laws, in each case to the fullest extent permitted by law (and the Surviving Corporation shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking that may be required by law).

           (b) Any Indemnified Party wishing to claim indemnification under this Section 6.10 shall notify KMC or the Surviving Corporation promptly upon learning of any such claim, action, suit, proceeding or investigation (but the failure to notify the Indemnifying Party should not relieve it from any liability which it may have under this Section 6.10 except to the extent such failure prejudices such party).

           (c) The provisions of this Section 6.10 are intended to be for the benefit of, and shall be enforceable by each Indemnified Party, and his or her heirs and representatives.

      6.11 Quarterly Financial Statements. Prior to the Effective Time, APHX and KMC shall deliver to the other party as soon as available, but in any event no later than 45 days after the end of each quarterly period of its fiscal year (or such later period as may be permitted for the filing of quarterly financial statements under the Exchange Act), unaudited balance sheets and the related unaudited statements of income and retained earnings and unaudited statements of cash flows for each such quarter.

                       CONDITIONS TO THE OBLIGATIONS OF KMC

      The obligation of KMC to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any of which may be waived in writing by KMC in its sole discretion):

      7.1 Representations and Warranties True. The representations and warranties of APHX which are contained in this Agreement, or contained in any Schedule, certificate or other instrument or document delivered or to be delivered pursuant to this Agreement, other than the representation and warranty set forth in Section 3.3(a) with respect to the number of issued and outstanding shares of APHX Common Stock and the representations and warranties set forth in
Section 3.3(b), shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date except for changes expressly permitted or contemplated by the terms of this Agreement, and at the Closing, APHX shall have delivered to KMC a certificate (signed on its behalf by its President and the Chief Financial Officer) to that effect with respect to all such representations and warranties.

      7.2 Performance. APHX shall have performed and complied in all material respects with all of its obligations under this Agreement which are required to be performed or complied with on or prior to the Closing Date, and at the Closing, APHX shall have delivered to KMC a certificate (signed on its behalf by its President and its Chief Financial officer) to that effect with respect to all such obligations required to have been performed or complied with by APHX on or before the Closing Date.

      7.3 Authorization of Merger. This Agreement and the consummation of the transactions contemplated hereby (including, but not limited to, the adoption of the Amended and Restated Articles of Incorporation of KMC) shall have been duly approved and adopted (i) by the requisite affirmative vote of the stockholders of KMC and (ii) by the requisite affirmative vote of the stockholders of APHX, in each case in accordance with applicable law and the rules and regulations of the National Association of Securities Dealers, Inc.

      7.4 Registration Statement; Blue Sky Laws. The Registration Statement shall have been declared effective under the Securities Act and shall not be subject to a stop order or any threatened stop order. All necessary state securities and blue sky permits, approvals and exemption orders required in connection with the transactions contemplated by this Agreement shall have been obtained.

      7.5 Restrictive Legends. The transfer agent for the Surviving Corporation shall have been delivered a list of the shares that require a legend pursuant to Section 6.4 and shall have been instructed to place the following legend on each certificate representing shares of KMC Common Stock issued to any shareholder of APHX pursuant to the Merger:

     "The sale or other transfer of the shares represented by this certificate is not permitted unless effected pursuant to an effective registration statement or in the opinion of counsel to the Company it is effected in compliance with Rule 144 or another exemption from the registration requirements of the Securities Act of 1933, as amended."

      7.6 Absence of Litigation. No statute, rule or regulation shall have been enacted or promulgated, and no order, decree, writ or injunction shall have been issued and shall remain in effect, by any court or governmental or regulatory body, agency or authority which restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby, and no action, suit or proceeding before any court or governmental or regulatory body, agency or authority shall have been instituted by any person (or instituted or threatened by any governmental or regulatory body, agency or authority), and no investigation by any governmental or regulatory body, agency or authority shall have been commenced with respect to the transactions contemplated hereby or with respect to APHX which, in the reasonable judgment of KMC's Board of Directors, would have a material adverse effect on the transactions contemplated hereby or on the business of APHX.

      7.7 Opinion of counsel. APHX shall have delivered to KMC the opinion of counsel to APHX, in the form annexed as Exhibit 7.7 hereto.

      7.8 Appraisal Rights. The holders of more than ten (10%) percent of the issued and outstanding shares of APHX Common Stock shall not have demanded appraisal rights in respect of the Merger.

      7.9 Certificates of Merger. APHX shall have executed and delivered to KMC counterparts of the Certificates of Merger to be filed with the Secretaries of State of the States of Nevada and Delaware in connection with the Merger.

      7.10 Consents. KMC, APHX and Foods shall have obtained all necessary consents, authorizations or approvals of, and made any necessary filings with, any governmental, public or self-regulatory body or authority or any other third party to the consummation of the transactions contemplated hereby, or executions therefrom or waivers thereof, and any requisite waiting period with respect thereto shall have expired.

      7.11 No Material Change in Financial Statements. There shall be no material difference between the APHX Financial Statements and APHX's quarterly financial statements filed with the SEC from the date hereof until the Closing Date reflecting a material adverse difference in the business, assets, financial condition or results of operations of APHX.

      7.12 Directors and Executive Officers. APHX shall deliver to KMC at the Closing a list of all of its directors and executive officers.

                      CONDITIONS TO THE OBLIGATIONS OF APHX

      The obligation of APHX to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any of which may be waived in writing by APHX in its sole discretion):

      8.1 Representations and Warranties True. The representations and warranties of KMC contained in this Agreement, or contained in any Schedule, certificate or other instrument or document delivered or to be delivered pursuant to this Agreement, other than the representation and warranty set forth in Section 4.3(a) with respect to the number of issued and outstanding shares of KMC Common Stock and the representations and warranties set forth in Section 4.3(b), shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date except for changes expressly permitted or contemplated by the terms of this Agreement, and at the Closing, KMC shall have delivered to APHX a certificate (signed on its behalf by its President and its Chief Financial Officer) to that effect with respect to all such representations and warranties made by such entity.

      8.2 Performance. KMC shall have performed and complied in all material respects with all of its obligations under this Agreement which are required to be performed or complied with on or prior to the Closing Date, and at the Closing, KMC shall have delivered to APHX a certificate, signed on its behalf by its President and its Chief Financial Officer, to that effect with respect to all such obligations required to have been performed or complied with on or before the Closing Date.

      8.3 Authorization of Merger. This Agreement and the consummation of the transactions contemplated hereby (including, but not limited to, the adoption of the Amended and Restated Articles of Incorporation of KMC), shall have been duly approved and adopted by (i) the requisite affirmative vote of the stockholders and directors of KMC, as appropriate and, (ii) by the requisite affirmative vote of the stockholders of APHX, in each case in accordance with applicable law and the rules and regulations of the National Association of Securities Dealers, Inc.

      8.4 Registration Statement; Blue Sky Laws. The Registration Statement shall have been declared effective under the Securities Act and shall not be subject to a stop order or any threatened stop order. All necessary state securities and blue sky permits, approvals and exemption orders required in connection with the transactions contemplated by this Agreement shall have been obtained.

      8.5 Absence of Litigation. No statute, rule or regulation shall have been enacted or promulgated, and no order, decree, writ or injunction shall have been issued and shall remain in effect, by any court or governmental or regulatory body, agency or authority which restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby, and no action, suit or proceeding before any court or governmental or regulatory body, agency or authority shall have been instituted by any person (or instituted or threatened by any governmental or regulatory body, agency or authority) and no investigation by any governmental or regulatory body, agency or authority shall have been commenced with respect to the transactions contemplated hereby or with respect to KMC which, in the reasonable judgment of APHX's Board of Directors, would have a material adverse effect on the transactions contemplated hereby or on the business of KMC.

      8.6 Opinion of Counsel. KMC shall have delivered to APHX the opinion of counsel to KMC, substantially in the form annexed as Exhibit 8.6 hereto.

      8.7 Certificate of Merger. KMC shall have executed and delivered to APHX counterparts of the Certificates of Merger to be filed with the Secretaries of State of the States of Nevada and Delaware in connection with the Merger.

      8.8 Consents. KMC, APHX and Foods shall have obtained all necessary consents, authorizations or approvals of, and made any necessary filings with, any governmental, public or self-regulatory body or authority or any other third party to the consummation of the transactions contemplated hereby, or executions therefrom or waivers thereof, and any requisite waiting period with respect thereto shall have expired.

      8.9 Director Resignations. KMC shall have received the written resignations, and resolved and paid (in cash and/or securities) all contractual obligations, of all officers and directors of KMC who, on and after the Effective Time, shall no longer serve in such capacity.

      8.10 Inclusion on NASDAQ System. KMC Common Stock shall be authorized for inclusion on the National Association of Securities Dealers Automated Quotation System, and there shall be no involuntary trading halt, as of the Effective Time, of KMC Common Stock in the over-the-counter market imposed by the National Association of Securities Dealers, Inc.

      8.11 Hold Harmless and Indemnification Agreement. Foods shall have executed a Hold Harmless and Indemnification Agreement in favor of APHX, reasonably satisfactory to APHX, respecting any claims, liabilities or causes of actions arising from the Stamford and Parsippany leases currently held by KMC and to be transferred to Foods or the Mendelson litigation.

                                   TERMINATION

      9.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether prior to or after approval of this Agreement and the transactions contemplated hereby by the stockholders of APHX and/or KMC:

           (a) by the mutual written consent of the Boards of Directors of APHX and KMC;

           (b)  by either APHX or KMC

                (i) if any court or governmental or regulatory agency, authority or body shall have enacted, promulgated or issued any statute, rule, regulation, ruling, writ or injunction, or taken any other action, restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and all appeals and means of appeal therefrom have been exhausted;

                (ii) if the Effective Time shall not have occurred on or before December 31, 1996; provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(b)(ii) shall not be available to any party whose breach of any representation or warranty or failure to perform or comply with any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date; or

                (iii) if the stockholders of KMC and/or APHX shall have failed to approve the Merger.

           (c) by APHX, if any of the conditions specified in Article VIII have not been met in all material respects or waived by it in writing; or

           (d) by KMC, if any of the conditions specified in Article VII shall not have been met in all material respects or waived by it in writing.

      9.2 Effect of Termination. In the event of the termination of this Agreement, this Agreement shall forthwith become void and there shall be no liability on the part of any of the parties hereto or their respective officers or directors, except for Sections 10.6 and 10.8 and the last sentence of Section 6.1, which shall remain in full force and effect, and except that nothing herein shall relieve any party from liability for a breach of this Agreement prior to the termination hereof.

                             MISCELLANEOUS PROVISIONS

      10.1 Amendment. This Agreement may be amended only by written agreement between APHX and KMC prior to the Effective Time, whether prior to or after approval hereof by the stockholders of KMC and/or the stockholders of APHX, but after any such approval no amendment shall be made to the Exchange Ratio pursuant to which outstanding shares of APHX Common Stock are converted into shares of KMC Common Stock pursuant to the Merger, without the further approval of such stockholders.

      10.2 Waiver of Compliance. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant or agreement contained herein may be waived only by a written notice from the party or parties entitled to the benefits thereof. No failure by any party hereto to exercise, and no delay in exercising, any right hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or future exercise of that right by that party.

      10.3 Notices. All notices and other communications hereunder shall be deemed given if given in writing and delivered personally, by registered or certified mail, return receipt requested, postage prepaid, or by overnight courier to the party to receive the same at its respective address set forth below (or at such other address as may from time to time be designated by such party to the others in accordance with this Section 10.3):

           (a) if to APHX, to:

           Mr. Patrick N. DiCarlo, President and CEO
           American Phoenix Group, Inc.
           1042 Castlerock
           Santa Ana, California 92705

           with copies to:

           Whitman Breed Abbott & Morgan
           633 West Fifth Avenue, 21st Floor
           Los Angeles, California 90071
           Attention: Douglas K. Simpson, Esq.

           (b)  if to KMC, to:

           Mr. Daniel A. France
           Kushi Macrobiotics Corp.
           Three Stamford Landing, Suite 210
           Stamford, Connecticut 06902

           with copies to:

           Heller, Horowitz & Feit, P.C.
           292 Madison Avenue
           New York, New York 10017
           Attn: Irving Rothstein, Esq.

      All such notices and communications hereunder shall be deemed given when received, as evidenced by the signed acknowledgment of receipt of the person to whom such notice or communication shall have been personally delivered, the acknowledgment of receipt returned to the sender by the applicable postal authorities or the confirmation of delivery rendered by the applicable overnight courier service.

      10.4 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any rights, duties or obligations hereunder shall be assigned or delegated by any party hereto without the prior written consent of the other parties hereto.

      10.5 No Third Party Beneficiaries. Except as provided in Section 6.10 hereof to the contrary, neither this Agreement nor any provision hereof nor any Schedule, certificate or other instrument delivered pursuant hereto, nor any agreement to be entered into pursuant hereto or any provision hereof, is intended to create any right, claim or remedy in favor of any person or entity, other than the parties hereto and their respective successors and permitted assigns.

      10.6 Expenses. Each party shall pay its own expenses in connection with this Agreement, the agreements to be entered into pursuant hereto and the transactions contemplated hereby; provided, however, that if the Merger is consummated pursuant to this Agreement, all such expenses of APHX (which shall include the reasonable fees and disbursements of its attorney's, accountants and other professionals) incurred on behalf of APHX in connection with the transactions contemplated hereby shall be the responsibility of the Surviving Corporation.

      10.7 Public Announcements. Promptly upon execution and delivery of this Agreement, KMC and APHX shall issue a press release in such form as they shall mutually agree. Thereafter, and prior to the consummation of the Merger or the termination of this Agreement, none of the parties hereto shall, except as mutually agreed by KMC and APHX, or except as may be required by law or applicable regulatory authority (including, without limitation, the rules applicable to NASDAQ listed companies), issue any reports, releases, announcements or other statements to the public relating to the transactions contemplated hereby.

      10.8 Brokers and Finders. APHX and KMC each represent and warrant to the other that no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission based on arrangements made by or on behalf of either party hereto that has not been, or will not be by Closing, satisfied.

      10.9 Further Agreements. The parties acknowledge and agree that if, following any breach of any of the representations and warranties of the parties set forth in this Agreement, the existence of which is disclosed in writing signed by the disclosing party and submitted to the non-breaching party prior to the Effective Time, and the parties thereafter nevertheless proceed to consummate the transactions contemplated hereby, it shall be conclusively presumed, in the absence of written agreement of the parties to the contrary, that the breach so disclosed has been waived by the non-breaching party and no party shall be liable therefor in damages, whether pursuant to this Agreement or otherwise.

    10.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      10.11 Entire Agreement. This Agreement, and the Schedules, certificates and other instruments and documents delivered pursuant hereto, together with the other agreements referred to herein and to be entered into pursuant hereto, embody the entire agreement of the parties and there are no other agreements or understandings, written or oral, among the parties relating to, the subject matter hereof, other than the Confidentiality Agreements. This Agreement supersedes all prior agreements and understandings, written or oral, between the parties other than the Confidentiality Agreements.

      10.12 Governing Law. The parties hereby agree that this Agreement, and the respective rights, duties and obligations of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law thereunder, except for the provisions of Article I hereto setting forth the provisions for consummating, and the effects of, the Merger, which shall be governed by and construed in accordance with the Delaware Act and/or the Nevada Act to the extent that the Delaware Act and/or the Nevada Act is applicable by its terms.

      10.13 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

      10.14 Specific Performance. The parties hereto agree that irreparable damage would occur in the event this Agreement were not to be performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedies at law or equity.

________________, KMC, APHX and Foods have caused this Agreement to be duly executed and delivered as of the date first above written.

                                    KUSHI MACROBIOTICS CORP.


                                          s/Daniel A. France
                                   By:  _______________________
                                   Name:  Daniel A. France
                                   Title:  Chief Financial and
                                           Chief Operating Officer
                                    AMERICAN PHOENIX GROUP, INC.


                                           s/Patrick N. Di Carlo
                                    By:  _______________________
                                    Name:  Patrick N. Di Carlo
                                    Title: Agent in Fact
                                    KUSHI NATURAL FOODS CORP.



                                           /Daniel A. France
                                    By:  _______________________
                                    Name:  Daniel A. France
                                    Title: As Agent For
                                           Michio Kushi, Chairman

                          NOTICE OF DISSENTER'S RIGHTS

TO STOCKHOLDERS OF AMERICAN PHOENIX GROUP, INC.:

If you you intend to assert dissenter's rights with respect to the merger of American Phoenix Group, Inc. (the "Company") into Kushi Macrobiotics Corp., you must:

(1) Sign and send to the Company a demand for payment in substantially the form attached hereto at the Company's address indicated on the attached form;

(2) Ensure that the Company receives your demand for payment at the above-referenced address no later than [date between 30 and 60 days from date of notice], 1996;

(3) Deposit your stock certificates with the Company's transfer agent, American Securities Transfer, Incorporated, 938 Quail Street, Suite 101, Lakewood, CO 80215-5513 no later than [date between 30 and 60 days from date of notice], 1996;

If you are the holder of uncertificated stock of the Company, you are advised that the Company may restrict transfer of such shares from the date the demand for their payment is received.

A copy of the sections 92A.300 throught 92A.502 of the Nevada Revised Statutes accompanies this Dissenter's Notice.

Patrick N. Di Carlo
President

TO:

AMERICAN PHOENIX GROUP, INC.
5 Park Plaza
Suite 1260
Irvine, California 92714

   Re: Demand for Payment

The undersigned shareholder of American Phoenix Group, Inc. (the "Company") hereby dissents from the merger between the Company and Kushi Macrobiotics Corp. and demand payment for my shares. The first announcement to the news media of the proposed terms of the merger was made on ______, 1996. The undersigned hereby certifies that he, she or it did [__] did not [__] (check one) acquire beneficial ownership prior to such date.

_________________________
[Signature of Shareholder]

_________________________
[Name of Shareholder]

Date: ____________________

                       NEVADA REVISED STATUTES ANNOTATED
                 Copyright (c) 1986-1993 by The Michie Company
                   Copyright (c) 1995 by The Michie Company,
       a division of Reed Elsevier Inc. and Reed Elsevier Properties Inc.

                              All rights reserved.

          *** THIS SECTION IS CURRENT THROUGH THE 1995 SUPPLEMENT ***
                     *** (SIXTY-EIGHTH (1995) SESSION) ***

          TITLE 7.  BUSINESS ASSOCIATIONS; SECURITIES; COMMODITIES
              CHAPTER 92A.   MERGERS AND EXCHANGES OF INTEREST
                          RIGHTS OF DISSENTING OWNERS

                     Nev. Rev. Stat. Ann. @ 92A.300 (1995)
@ 92A.300. Definitions

   As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

@ 92A.305. "Beneficial stockholder" defined

   "Beneficial stockholder" means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.

@ 92A.310. "Corporate action" defined

   "Corporate action" means the action of a domestic corporation.

@ 92A.315. "Dissenter" defined

   "Dissenter" means a stockholder who is entitled to dissent from a domestic corporation's action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.410 to 92A.480, inclusive.

@ 92A.320. "Fair value" defined

   "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which he objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

@ 92A.325. "Stockholder" defined

   "Stockholder" means a stockholder of record or a beneficial stockholder of a domestic corporation.

@ 92A.330. "Stockholder of record" defined

   "Stockholder of record" means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee's certificate on file with the domestic corporation.

@ 92A.335. "Subject corporation" defined

   "Subject corporation" means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter's rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

@ 92A.340. Computation of interest

   Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the average rate currently paid by the entity on its principal bank loans or, if it has no bank loans, at a rate that is fair and equitable under all of the circumstances.

@ 92A.350. Rights of dissenting partner of domestic limited partnership

   A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.

@ 92A.360. Rights of dissenting member of domestic limited-liability company

   The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.

@ 92A.370. Rights of dissenting member of domestic nonprofit corporation

   1. Except as otherwise provided in subsection 2 and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before his resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

   2. Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.

@ 92A.380. Right of stockholder to dissent from certain corporate actions and to obtain payment for shares

   1. Except as otherwise provided in NRS 92A.370 to 92A.390, a stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:

      (a) Consummation of a plan of merger to which the domestic corporation isa party:

         (1) If approval by the stockholders is required for the merger by NRS92A.120 to 92A.160, inclusive, or the articles of incorporation and he is entitled to vote on the merger; or

         (2) If the domestic corporation is a subsidiary and is merged with itsparent under NRS 92A.180.

      (b) Consummation of a plan of exchange to which the domestic corporationis a party as the corporation whose subject owner's interests will be acquired, if he is entitled to vote on the plan.

      (c) Any corporate action taken pursuant to a vote of the stockholders tothe event that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

   2. A stockholder who is entitled to dissent and obtain payment under NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation.

@ 92A.390. Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger

   1. There is no right of dissent with respect to a plan of merger or exchange in favor of stockholders of any class or series which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting at which the plan of merger or exchange is to be acted on, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held by at least 2,000 stockholders of record, unless:

      (a) The articles of incorporation of the corporation issuing the sharesprovide otherwise; or

      (b) The holders of the class or series are required under the plan ofmerger or exchange to accept for the shares anything except:

         (1) Cash, owner's interests or owner's interests and cash in lieu offractional owner's interests of:

            (I) The surviving or acquiring entity; or

            (II) Any other entity which, at the effective date of the plan ofmerger or exchange, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held of record by a least 2,000 holders of owner's interests of record; or

         (2) A combination of cash and owner's interests of the kind describedin sub-subparagraphs (I) and (II) of subparagraph (1) of paragraph (b).

   2. There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

@ 92A.400. Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder

   1. A stockholder of record may assert dissenter's rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf he asserts dissenter's rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different stockholders.

   2. A beneficial stockholder may assert dissenter's rights as to shares held on his behalf only if:

      (a) He submits to the subject corporation the written consent of thestockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter's rights; and

      (b) He does so with respect to all shares of which he is the beneficialstockholder or over which he has power to direct the vote.

@ 92A.410. Notification of stockholders regarding right of dissent

   1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, the notice of the meeting must state that stockholders are or may be entitled to assert dissenters' rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.

   2. If the corporate action creating dissenters' rights is taken without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters' rights that the action was taken and send them the dissenter's notice described in NRS 92A.430.

@ 92A.420. Prerequisites to demand for payment for shares

   1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, a stockholder who wishes to assert dissenter's rights:

      (a) Must deliver to the subject corporation, before the vote is taken,written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

      (b) Must not vote his shares in favor of the proposed action.

   2. A stockholder who does not satisfy the requirements of subsection 1 is not entitled to payment for his shares under this chapter.

@ 92A.430. Dissenter's notice: Delivery to stockholders entitled to assert rights; contents

   1. If a proposed corporate action creating dissenters' rights is authorized at a stockholders' meeting, the subject corporation shall deliver a written dissenter's notice to all stockholders who satisfied the requirements to assert those rights.

   2. The dissenter's notice must be sent no later than 10 days after the effectuation of the corporate action, and must:

      (a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

      (b) Inform the holders of shares not represented by certificates to whatextent the transfer of the shares will be restricted after the demand for payment is received;

      (c) Supply a form for demanding payment that includes the date of thefirst announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter's rights certify whether or not he acquired beneficial ownership of the shares before that date;

      (d) Set a date by which the subject corporation must receive the demandfor payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and

      (e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

@ 92A.440. Demand for payment and deposit of certificates; retention of rights of stockholder

   1. A stockholder to whom a dissenter's notice is sent must:

      (a) Demand payment;

      (b) Certify whether he acquired beneficial ownership of the shares beforethe date required to be set forth in the dissenter's notice for this certification; and

      (c) Deposit his certificates, if any, in accordance with the terms of thenotice.

   2. The stockholder who demands payment and deposits his certificates, if any, retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.

   3. The stockholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter's notice, is not entitled to payment for his shares under this chapter.

@ 92A.450. Uncertificated shares: Authority to restrict transfer after demand for payment; retention of rights of stockholder

   1. The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

   2. The person for whom dissenter's rights are asserted as to shares not represented by a certificate retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.

@ 92A.460. Payment for shares: General requirements

   1. Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

      (a) Of the county where the corporation's registered office is located; or

      (b) At the election of any dissenter residing or having its registeredoffice in this state, of the county where the dissenter resides or has its registered office. The court shall dispose of the complaint promptly.

   2. The payment must be accompanied by:

      (a) The subject corporation's balance sheet as of the end of a fiscal yearending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders' equity for that year and the latest available interim financial statements, if any;

      (b) A statement of the subject corporation's estimate of the fair value ofthe shares;

      (c) An explanation of how the interest was calculated;

      (d) A statement of the dissenter's rights to demand payment under NRS92A.480; and

      (e) A copy of NRS 92A.300 to 92A.500, inclusive.
@ 92A.470. Payment for shares: Shares acquired on or after date of dissenter's notice

   1. A subject corporation may elect to withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter's notice as the date of the first announcement to the news media or to the stockholders of the terms of the proposed action.

   2. To the extent the subject corporation elects to withhold payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The subject corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters' right to demand payment pursuant to NRS 92A.480.

@ 92A.480. Dissenter's estimate of fair value: Notification of subject corporation; demand for payment of estimate

   1. A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to NRS 92A.460, or reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due, if he believes that the amount paid pursuant to NRS 92A.460 or offered pursuant to NRS 92A.470 is less than the fair value of his shares or that the interest due is incorrectly calculated.

   2. A dissenter waives his right to demand payment pursuant to this section unless he notifies the subject corporation of his demand in writing within 30 days after the subject corporation made or offered payment for his shares.

@ 92A.490. Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter

   1. If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

   2. A subject corporation shall commence the proceeding in the district court of the county where its registered office is located. If the subject corporation is a foreign entity without a resident agent in the state, it shall commence the proceeding in the county where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located.

   3. The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

   4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

   5. Each dissenter who is made a party to the proceeding is entitled to a judgment:

      (a) For the amount, if any, by which the court finds the fair value of hisshares, plus interest, exceeds the amount paid by the subject corporation; or

      (b) For the fair value, plus accrued interest, of his after-acquiredshares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

@ 92A.500. Legal proceeding to determine fair value: Assessment of costs and fees

   1. The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

   2. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

      (a) Against the subject corporation and in favor of all dissenters if thecourt finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

      (b) Against either the subject corporation or a dissenter in favor of anyother party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

   3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

   4. In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

   5. This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.

HISTORY: 1995, ch. 586

                                    APPENDIX C

Delaware Dissenters' Rights Statute
(Excerpted from the General Corporation Law of Delaware)

Section 262.  Appraisal rights,

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to section
228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word 'stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and 'share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words 'depository receipt' mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal nights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to section 251, section 252, section 254, section 257, section 258, section 263 or section 264 of this title:

     (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsections (f) or (g) of section 251 of this title.

     (2) Notwithstanding paragraph (1) of this subsection, appraisal nights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

           a. Shares of stock of the corporation surviving or resulting from such merger or consolidation or depository receipts in respect thereof:

           b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

           c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

           d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

     (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d)  Appraisal rights shall be perfected as follows:

     (1) If a proposed merger or consolidation for which appraisal rights are provided under tins section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonable informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 delves after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

     (2) If the merger or consolidation was approved pursuant to section 228 or 253 of this title, the surviving or resulting corporation, either before the effective date of the merger or consolidation or within 10 days thereafter, shall notify each of the stockholders entitled to appraisal rights of the effective date of the merger or consolidation and that appraisal rights are available for any or all of the shares of the constituent corporation, and shall include in such notice a copy of this section. The notice shall be sent by certified or registered mail, return receipt requested, addressed to the stockholder at his address as it appears on the records of the corporation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of the notice, demand in writing from the surviving or resulting corporation the appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

      (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to tn'al upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by nv stockholder in connection "With the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.